    As filed with the Securities and Exchange Commission on August 27, 1999
                             Subject to Amendment
                                                      Registration Nos. 333-
                                                                      333-
                                                                      333-
                                                                      333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
Duke Capital Corporation           Delaware                     56-0282142
     Duke Capital                  Delaware                     62-6349496
  Financing Trust IV               Delaware                     62-6349495
     Duke Capital                  Delaware                    Applied For
  Financing Trust V            (State or other              (I.R.S. Employer
     Duke Capital              jurisdiction of               Identification
  Financing Trust VI           incorporation or                   Nos.)
 (Exact name of each             organization)
    registrant as
   specified in its
       charter)

                            526 South Church Street
                        Charlotte, North Carolina 28202
                                 704-594-6200
  (Address, including zip code, and telephone number,including area code, of each registrant's principal executive offices)

                                --------------
        RICHARD J. OSBORNE                                 JOHN SPUCHES
     Vice President and Chief                            Dewey Ballantine LLP
        Financial Officer                            1301 Avenue of the Americas
     526 South Church Street                           New York, New York 10019
 Charlotte, North Carolina 28202                      Telephone No. 212-259-7700
    Telephone No. 704-382-5159

 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service of each registrant)

                                --------------

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE
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                                                      Proposed Maximum
                                           Amount      Offering Price   Proposed Maximum
       Title of Each Class of              to be            Per        Aggregate Offering       Amount of
     Securities to be Registered       Registered(1)   Unit(1)(2)(3)   Price(1)(2)(3)(4)  Registration Fee(1)(4)
-----------------------------------------------------------------------------------------------------------------
Duke Capital Financing Trust IV Trust
 Preferred Securities................
----------------------------------------------------------------------------------------------------------------
Duke Capital Financing Trust V Trust
 Preferred Securities................
----------------------------------------------------------------------------------------------------------------
Duke Capital Financing Trust VI Trust
 Preferred Securities................
----------------------------------------------------------------------------------------------------------------
Duke Capital Corporation Senior
 Notes...............................
----------------------------------------------------------------------------------------------------------------
Duke Capital Corporation Junior
 Subordinated Notes .................
----------------------------------------------------------------------------------------------------------------
Duke Capital Corporation Guarantees
 with respect to Trust Preferred
 Securities of Duke Capital Financing
 Trust IV, Duke Capital Financing
 Trust V and Duke Capital Financing
 Trust VI(5)(6)......................
----------------------------------------------------------------------------------------------------------------
Total................................  $1,250,000,000       100%         $1,250,000,000          $347,500
----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) There are being registered hereunder such presently indeterminate number of Trust Preferred Securities of Duke Capital Financing Trust IV, Duke Capital Financing Trust V and Duke Capital Financing Trust VI and such presently indeterminate principal amount of Senior Notes and Junior Subordinated Notes of Duke Capital Corporation with an aggregate initial offering price not to exceed $1,250,000,000. Junior Subordinated Notes also may be issued to Duke Capital Financing Trust IV, Duke Capital Financing Trust V or Duke Capital Financing Trust VI and later distributed upon dissolution and distribution of the assets thereof, which would include such Junior Subordinated Notes for which no separate consideration will be received. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Exclusive of accrued interest and distributions, if any.
(4) As permitted by Rule 429 under the Securities Act of 1933, the prospectus included herein is a combined prospectus which also relates to registration statement no. 333-71297, previously filed by Duke Capital Corporation, Duke Capital Financing Trust IV and Duke Capital Financing Trust V on Form S-3, as to which Trust Preferred Securities, Senior
    Notes, Junior Subordinated Notes and Guarantees having an aggregate offering price of $750,000,000 (for which a registration fee of $208,500 was paid) remain unsold. This registration statement constitutes post-effective amendment no. 1 to that registration statement which shall become effective concurrently with this registration statement in accordance with Section 8(c) of the Securities Act of 1933.
(5) No separate consideration will be received for the Duke Capital Corporation Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable in respect of the Duke Capital Corporation Guarantees.
(6) Includes the obligations of Duke Capital Corporation under the respective Trust Agreements, the Subordinated Indenture, the related series of Junior Subordinated Notes, the respective Guarantees and the respective Agreements as to Expenses and Liabilities, which include Duke Capital Corporation's covenant to pay any indebtedness, expenses or liabilities of the Trusts (other than obligations pursuant to the terms of the Trust Preferred Securities or other similar interests), all as described in this registration statement.
                                --------------
  The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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                                EXPLANATORY NOTE

This Registration Statement includes a prospectus and two forms of prospectus supplement. The first is a form of prospectus supplement that may be used in connection with issuances from time to time of Trust Preferred Securities. The second is a form of prospectus supplement that may be used in connection with issuances from time to time of Senior Notes.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this Prospectus is not complete and may be changed. We may + +not sell the Preferred Securities until the registration statement filed with + +the Securities and Exchange Commission is effective. This Prospectus is not + +an offer to sell the Preferred Securities and it is not soliciting an offer + +to buy the Preferred Securities in any state where the offer or sale of the +
+Preferred Securities is not permitted.                                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS SUPPLEMENT
(To Prospectus dated      , 1999)
                  Subject to Completion dated August 26, 1999

                         [      ] Preferred Securities
                        Duke Capital Financing Trust [ ]
                          % Trust Preferred Securities
                (Liquidation amount $    per Preferred Security)

                 Guaranteed, to the extent described herein, by
                            Duke Capital Corporation
                    a subsidiary of Duke Energy Corporation

                                  -----------

    A brief description of the   % Trust Preferred Securities (the "Preferred
Securities") can be found under "Summary of Offering" in this Prospectus Supplement.

You should carefully read "Risk Factors" beginning on page S-9 to learn about specific risks associated with the Preferred Securities, as well as the other information in this Prospectus Supplement and the accompanying Prospectus, before you make your investment decision.

Duke Capital intends to list the Preferred Securities on the New York Stock
Exchange under the symbol "   ". Duke Capital expects trading in the Preferred
Securities to begin on the New York Stock Exchange within 30 days after the original issue date.

                                  -----------

                                                 Per Preferred Security   Total
                                                 ----------------------- -------
Initial Public Offering Price...................
Underwriting Discounts and Commissions..........             (1)             (1)
Proceeds, before expenses, to the Trust.........

-----
(1)Underwriting commissions of $    per Preferred Security (or $    in the
 aggregate) will be paid by Duke Capital.

                                  -----------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Preferred Securities on or about      ,
   .

                                  -----------

                            [Names of Underwriters]

                                  -----------

                    Prospectus Supplement dated       ,   .

      You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. None of Duke Capital, the Trust or the Underwriters has authorized anyone else to provide you with different information. None of Duke Capital, the Trust or the Underwriters is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate as of the respective dates on the front of those documents only. Duke Capital's business, financial condition, results of operations and prospects may have changed since those dates.

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                           Page
                                                                           ----
Forward-Looking Statements................................................  S-3
Summary of Offering.......................................................  S-4
Risk Factors..............................................................  S-9
Duke Capital Financing Trust [ ].......................................... S-12
Description of the Preferred Securities................................... S-13
Description of the Series   Junior Subordinated Notes..................... S-26
Relationship Among the Preferred Securities, the Series   Junior
 Subordinated Notes
 and the Guarantee........................................................ S-30
Material Federal Income Tax Considerations................................ S-32
Underwriting.............................................................. S-34
Validity of the Securities................................................ S-35
                                Prospectus
About This Prospectus.....................................................    2
Where You Can Find More Information.......................................    2
Duke Capital Corporation..................................................    4
Use of Proceeds...........................................................    6
The Trusts................................................................    6
Description of the Senior Notes...........................................    7
Description of the Junior Subordinated Notes..............................   18
Description of the Preferred Securities...................................   27
Description of the Guarantees.............................................   28
Accounting Treatment......................................................   31
Plan of Distribution......................................................   31
Experts...................................................................   32
Validity of the Securities................................................   32

                           FORWARD-LOOKING STATEMENTS

      This Prospectus Supplement and the accompanying Prospectus contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast" and the like. Those statements represent Duke Capital's intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside Duke Capital's control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include:

    . state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed and degree to which competition enters the natural gas industry;

    . industrial, commercial and residential growth in the service territories of Duke Capital's subsidiaries;

    . the weather and other natural phenomena;

    . the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates;

    . changes in environmental and other laws and regulations to which Duke
      Capital and its subsidiaries are subject or other external factors over which Duke Capital has no control;

    . the results of financing efforts, including Duke Capital's ability to obtain financing on favorable terms, which can be affected by various factors, including its credit ratings and general economic conditions;

    . growth in opportunities for Duke Capital's subsidiaries;

    . achievement of Year 2000 readiness by Duke Capital, its subsidiaries and the customers and suppliers of those subsidiaries; and

    . the effect of accounting policies issued periodically by accounting standard-setting bodies.

      In light of these risks, uncertainties and assumptions, the forward-looking events referred to in this Prospectus Supplement and the accompanying Prospectus might not occur. Duke Capital undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                              SUMMARY OF OFFERING

This summary highlights information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. This summary does not contain all the information you should consider before investing in the Preferred Securities. You should pay special attention to the Risk Factors section of this Prospectus Supplement to determine whether an investment in the Preferred Securities is appropriate for you.

Duke Capital Corporation............  Duke Capital Corporation, a wholly owned subsidiary of Duke Energy Corporation,
                                       serves as the parent company to a number of affiliates of Duke Energy. Those affiliates are primarily engaged in the interstate transportation and storage of natural gas, in the gathering, processing, marketing and intrastate transportation and storage of natural gas, natural gas liquids and crude oil, in natural gas and electric power marketing, in the acquisition, development and operation of independent power production facilities, in risk management services and in engineering consulting, construction and other related energy services.

                                       The principal executive offices of Duke
                                       Capital are located at 526 South Church
                                       Street, Charlotte, NC 28202 (telephone
                                       (704) 594-6200).

The Trust...........................
                                      Duke Capital Financing Trust [  ] is a
                                       statutory business trust created solely
                                       for the purpose of (1) issuing the
                                       Preferred Securities to the public, (2)
                                       issuing the Common Securities to Duke
                                       Capital and (3) using the proceeds from
                                       the issuance of the Preferred Securities
                                       and the Common Securities to purchase
                                       Duke Capital's Series   Junior
                                       Subordinated Notes due     ,     .

Preferred Securities Offered........      % Trust Preferred Securities.

Distributions; Distribution Dates...  Holders of the Preferred Securities are
                                       entitled to receive cumulative cash
                                       distributions at a yearly rate of  % of
                                       the liquidation amount of
                                       those Preferred Securities.
                                       Distributions will accrue from the
                                       original issue date. Distributions will
                                       be payable, quarterly, except during
                                       extension periods, on March 31, June 30,
                                       September 30 and December 31 of each
                                       year, commencing on        ,    .

                                       The distribution dates will correspond
                                       to the interest payment dates on the
                                       Series   Junior Subordinated Notes and
                                       the rate at which distributions will be
                                       paid on the Preferred Securities will
                                       correspond to the interest rate on the
                                       Series   Junior Subordinated Notes. If
                                       Duke Capital does not pay principal or
                                       interest on the Series   Junior
                                       Subordinated Notes, no amounts will be
                                       paid on the Preferred Securities.

Record Dates........................
                                      The close of business on the 15th
                                       calendar day before the relevant
                                       distribution date.

Series   Junior Subordinated          Duke Capital will issue $          of
Notes...............................   Series   Junior Subordinated Notes under
                                       its Subordinated Indenture. The Trust
                                       will use the proceeds from the sale of
                                       the Preferred Securities to purchase
                                       $          of Series   Junior
                                       Subordinated Notes, and the Trust will
                                       use the proceeds from the sale of the
                                       Common Securities to purchase $
                                       of Series   Junior Subordinated Notes.
                                       The Series   Junior Subordinated Notes
                                       will be unsecured subordinated
                                       obligations of Duke Capital.

Deferral of Distributions;
Extension Periods...................  Duke Capital has the right to defer payments of interest on the Series
                                       Junior Subordinated Notes by extending
                                       the interest payment period on the
                                       Series   Junior Subordinated Notes, at
                                       any time and as often as it wishes, for
                                       up to   consecutive quarters (each, an
                                       "extension period") but not beyond the
                                       maturity date of the Series   Junior
                                       Subordinated Notes. If Duke Capital
                                       defers payments of interest on the
                                       Series   Junior Subordinated Notes,
                                       distributions on the Preferred
                                       Securities will also be deferred.

                                       Deferred interest will bear interest at
                                       a yearly rate of  %, compounded
                                       quarterly, to the date of payment, to
                                       the extent legally permitted.

                                       Payments of deferred interest, and any
                                       interest on deferred interest, on the
                                       Series   Junior Subordinated Notes will
                                       be passed through to the holders of the
                                       Preferred Securities.

                                       The only restrictions on Duke Capital's
                                       ability to defer payments of interest
                                       are that during an extension period Duke
                                       Capital may not, with certain
                                       exceptions, (1) pay dividends on, or
                                       redeem or otherwise purchase, any of its
                                       capital stock or (2) pay principal or
                                       interest on, or redeem or otherwise
                                       purchase, any of its debt securities
                                       ranking equal in priority with or
                                       subordinate to the Series   Junior
                                       Subordinated Notes.

                                       During an extension period, holders of
                                       Preferred Securities will recognize
                                       interest income for United States
                                       federal income tax purposes before the
                                       receipt of the cash payments of those
                                       deferred distributions even if the
                                       holder is a cash basis taxpayer.

Redemption; Special Event             The Trust will redeem the Preferred
Redemption..........................   Securities when Duke Capital repays the
                                       Series   Junior Subordinated Notes at
                                       maturity or upon earlier redemption.

                                       Duke Capital will have the right to
                                       redeem the Series   Junior Subordinated
                                       Notes at any time, in whole or in part,
                                       on or after        ,    . Duke Capital
                                       also will have the right to redeem the
                                       Series   Junior Subordinated Notes at
                                       any time, in whole but not in part,
                                       during the 90 days after the occurrence
                                       of a Special Event (see below).

Redemption Price....................
                                      If the Preferred Securities are redeemed
                                       or the Trust is terminated without
                                       distribution of the Series   Junior
                                       Subordinated Notes, each holder of a
                                       Preferred Security will be entitled to
                                       receive a liquidation amount of $    per
                                       Preferred Security plus accrued and
                                       unpaid distributions (including any
                                       interest on those distributions) to the
                                       date of payment.

Special Event.......................  A "Special Event" means a Tax Event or an
                                       Investment Company Act Event.

                                       A "Tax Event" means that because of
                                       changes in certain tax laws or
                                       regulations, or in how they are
                                       interpreted or applied, there is more
                                       than an insubstantial risk that (1) the
                                       Trust would be subject to United States
                                       federal income tax with respect to
                                       income accrued or received on the Series
                                         Junior Subordinated Notes, (2)
                                       interest payable on the Series   Junior
                                       Subordinated Notes would not be
                                       deductible by Duke Capital for United
                                       States federal income tax purposes or
                                       (3) the Trust would be subject to more
                                       than a de minimis amount of other taxes, duties or other governmental charges.

                                       An "Investment Company Act Event" means
                                       that because of changes in certain laws
                                       or regulations, or in how they are
                                       interpreted or applied, there is more
                                       than an insubstantial risk that the
                                       Trust is or will be considered an
                                       "investment company" under the
                                       Investment Company Act of 1940.

Termination of Trust................
                                      Duke Capital will have the right to
                                       terminate the Trust at any time and
                                       cause the Property Trustee to distribute
                                       $       of the Series   Junior
                                       Subordinated Notes pro rata to the
                                       holders of the Preferred Securities in
                                       exchange for their Preferred Securities.
                                       This right is optional and wholly in
                                       Duke Capital's discretion.

Ranking of Series   Junior
Subordinated Notes..................  The Series   Junior Subordinated Notes
                                       will be subordinate and junior in right
                                       of payment to all indebtedness for
                                       borrowed money and other obligations of
                                       Duke Capital included in the definition
                                       of Senior Indebtedness. See "Description of the Junior Subordinated Notes-- Subordination" in the accompanying Prospectus for a description of Senior Indebtedness.

Guarantee...........................  Duke Capital will fully and unconditionally guarantee the payment of distributions and other payments by the Trust on the Preferred Securities, but only to the extent that the Trust has funds legally and immediately available to make those distributions and payments.

Ranking of Guarantee................
                                      Duke Capital's obligations under the
                                       Guarantee will be subordinate and junior in right of payment to all of Duke Capital's other liabilities, other than similar guarantees. The Guarantee will rank equal in priority with Duke Capital's most senior preferred stock and with similar guarantees.

Book-Entry Issuance.................  The Preferred Securities will be represented by a global certificate or
                                       certificates deposited with and
                                       registered in the name of The Depository
                                       Trust Company, New York, New York or its nominee. This means that investors will not receive certificates for their Preferred Securities.

Listing ............................  Duke Capital intends to list the
                                       Preferred Securities on the New York
                                       Stock Exchange under the symbol "   "
                                       and expects that trading in the
                                       Preferred Securities on the New York
                                       Stock Exchange will begin within 30 days after the original issue date.

The Trustees........................  The Chase Manhattan Bank will act as
                                       Property Trustee of the Trust. Two of
                                       Duke Capital's officers will act as the
                                       Administrative Trustees of the Trust.
                                       Chase Manhattan Bank Delaware will be
                                       the Delaware Trustee of the Trust. The
                                       Chase Manhattan Bank also serves as the
                                       Indenture Trustee--the trustee under
                                       Duke Capital's Subordinated Indenture
                                       under which the Series  Junior
                                       Subordinated Notes will be issued--and
                                       will act as the Guarantee Trustee--the
                                       trustee under the Guarantee. The Chase
                                       Manhattan Bank is also the Trustee under Duke Capital's Senior Indenture. The Property Trustee, Delaware Trustee and Administrative Trustees together are sometimes referred to as the "Securities Trustees" in this Prospectus Supplement.

                                  RISK FACTORS

      An investment in the Preferred Securities involves a number of risks. Some of the risks relate to the terms of the Preferred Securities and the
Series    Junior Subordinated Notes. Other risks relate to Duke Capital or the
Trust. You should carefully read and consider the following risk factors, as well as the other information contained in this Prospectus Supplement and the accompanying Prospectus, before you buy any Preferred Securities.

Payments on the Preferred Securities Depend upon Payments on the Series Junior Subordinated Notes by Duke Capital

      The only source of funds for payments on the Preferred Securities will be
the payments that Duke Capital makes on the Series   Junior Subordinated Notes.
If Duke Capital fails to make timely payments on the Series   Junior
Subordinated Notes, the Trust will lack available funds for distributions or other payments on the Preferred Securities.

Rights under the Guarantee Are Limited

      If the Trust does not have sufficient funds legally and immediately available, the holders of the Preferred Securities will not be able to rely upon the Guarantee for distributions or other payments on the Preferred Securities.

The Guarantee Ranks Subordinate to Many of Duke Capital's Other Obligations

      Duke Capital's obligations under the Guarantee will rank:

    . subordinate and junior in right of payment to all of Duke Capital's other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

    . equal in priority with the most senior preferred stock that may be issued by Duke Capital and similar guarantees; and

    . senior to Duke Capital's common stock.

The Series   Junior Subordinated Notes Rank Subordinate to Many of Duke
Capital's Other Obligations

      Duke Capital's obligations under the Series   Junior Subordinated Notes
are subordinate and junior in right of payment to all of Duke Capital's Senior
Indebtedness. As of       ,      , Duke Capital's Senior Indebtedness totaled
approximately $     . For a description of Duke Capital's Senior Indebtedness, see "Description of the Junior Subordinated Notes--Subordination" in the accompanying Prospectus.

      The Preferred Securities, the Series   Junior Subordinated Notes and the
Guarantee do not limit Duke Capital's ability to incur additional Senior Indebtedness or other indebtedness.

The Series    Junior Subordinated Notes Are Subject to Structural Subordination

      Duke Capital conducts its business through subsidiaries. Accordingly,
Duke Capital's ability to meet its obligations under the Series   Junior
Subordinated Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Capital. In addition, the rights that Duke Capital and its creditors will have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Certain subsidiaries of

Duke Capital have incurred substantial amounts of debt in the expansion of their businesses and Duke Capital anticipates that they will continue to do so.

Option to Defer Interest Payments on the Series    Junior Subordinated Notes
Which Would Cause a Deferral of Distributions on the Preferred Securities

      Duke Capital will have the right, at any time and from time to time, to
defer interest payments on the Series   Junior Subordinated Notes for up to
consecutive quarters, but not beyond the maturity date of the Series   Junior
Subordinated Notes. Any such deferral period is called an "extension period" in this Prospectus Supplement. During an extension period distributions on the Preferred Securities will also be deferred.

      Duke Capital will pay interest on any deferred interest on the Series Junior Subordinated Notes at a yearly rate of %, compounded quarterly, to the date of payment, to the extent legally permitted. Payments of deferred interest, together with any interest on those payments, will be passed through to the holders of the Preferred Securities.

      If Duke Capital defers interest payments, each holder of Preferred
Securities, or of Series   Junior Subordinated Notes, will recognize income as
original issue discount for federal income tax purposes before the holder is paid deferred distributions. This will be so even if the holder is a cash basis
taxpayer. A holder of Preferred Securities, or of Series   Junior Subordinated
Notes, will not receive cash related to that income if the holder disposes of
the Preferred Securities, or the Series   Junior Subordinated Notes, before the
record date for the payment of such amounts. Investors should consult their own tax advisors with respect to these and other tax consequences of an investment in the Preferred Securities.

Special Event Redemption

      Duke Capital will have the option to redeem the Series   Junior
Subordinated Notes in whole at any time during the 90 days after the occurrence
of a Special Event. If Duke Capital redeems the Series   Junior Subordinated
Notes after the occurrence of a Special Event, the Trust will redeem the Preferred Securities.

Distribution of Series   Junior Subordinated Notes upon Termination of Trust

      Duke Capital will have the right to terminate the Trust at any time and
cause the Series   Junior Subordinated Notes to be distributed to the holders of the Preferred Securities in liquidation of the Trust.

      There can be no assurance as to the market price for the Series Junior Subordinated Notes if a termination and liquidation of the Trust occurs and
Series   Junior Subordinated Notes are distributed in exchange for Preferred
Securities. The Series   Junior Subordinated Notes that the investor would
receive may trade at less than the price that the investor paid to purchase the Preferred Securities and/or less than the market price of the Preferred Securities before the exchange.

Limited Voting Rights

      Holders of Preferred Securities will have limited voting rights. See "Description of the Preferred Securities--Voting Rights" for additional information.

      In general, holders of Preferred Securities will not be entitled to vote to appoint, remove or replace any of the Securities Trustees. Duke Capital, as the holder of the Common Securities, generally has that right. However, the holders of the Preferred Securities will have the right to appoint a substitute Property Trustee or Delaware Trustee if an event of default with respect to the
Series   Junior Subordinated Notes occurs and is continuing.

Trading Characteristics of Preferred Securities; No Previous Public Market for the Preferred Securities

      Duke Capital expects to list the Preferred Securities on the New York Stock Exchange. The Preferred Securities are expected to trade at a price that takes into account the value, if any, of accrued but unpaid distributions. Accordingly, purchasers will not pay and sellers will not receive accrued and unpaid interest with respect to Preferred Securities that is not included in the trading price of the Preferred Securities.

      If a holder disposes of Preferred Securities prior to the occurrence of an extension period, any portion of the amount received that is attributable to accrued interest will be treated as interest income for tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Preferred Securities. If an extension period
occurs, interest on the Series   Junior Subordinated Notes will be included in
the income of holders of Preferred Securities as it accrues rather than when it is paid. If an extension period occurs, a holder that disposes of its Preferred Securities between record dates for payments of distributions will be required to include in income as original issue discount accrued but unpaid interest on
the Series   Junior Subordinated Notes through the date of disposition and to add that amount to the holder's adjusted tax basis in the related Series
Junior Subordinated Notes that are regarded as having been disposed of by that holder. A holder generally will recognize a capital loss to the extent the selling price is less than the holder's adjusted tax basis. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

      No public market for the Preferred Securities existed before this offering. There can be no assurance that an active public market for the Preferred Securities will develop. If an active trading market for the Preferred Securities does develop, there can be no assurance that it will be sustained after this offering.

Investment in Trust Involves Risks Parallel to Those of Investment in Duke
Capital

      An investment in the Trust, like an investment in Duke Capital, will involve risks associated with Duke Capital's operating conditions and will be affected by the competitive factors, economic conditions, industry conditions and equity market conditions to which Duke Capital is subject.

Consequences of Highly Leveraged Transaction

      The Subordinated Indenture does not contain provisions that will protect
holders of the Series   Junior Subordinated Notes if Duke Capital engages in a
highly leveraged transaction. The Trust Agreement does not contain provisions that will protect holders of Preferred Securities under those circumstances.

                       DUKE CAPITAL FINANCING TRUST [  ]

      Duke Capital created the Trust as a statutory business trust under Delaware law. The Trust's business is defined in a trust agreement executed by Duke Capital, as depositor, and the Delaware Trustee. That trust agreement will be amended when the Preferred Securities are issued. The amended trust agreement will be in substantially the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part. The amended trust agreement is called the "Trust Agreement" in this Prospectus Supplement.

      The Trust exists for the exclusive purposes of issuing and selling (1) the Preferred Securities to the public and (2) the Common Securities to Duke Capital and (3) investing the gross proceeds from those sales in the Series Junior Subordinated Notes. The Trust may engage in only those other activities as are necessary, appropriate, convenient or incidental to those purposes. The Preferred Securities and the Common Securities together are sometimes called the "Trust Securities" in this Prospectus Supplement.

      The Trust has a term of approximately   years from its creation, but may
terminate earlier as provided in the Trust Agreement.

      The Securities Trustees will conduct the Trust's business and affairs. Duke Capital, as the holder of the Common Securities, will appoint the Securities Trustees. Two of Duke Capital's officers initially will serve as Administrative Trustees. The Chase Manhattan Bank will serve as Property Trustee. Chase Manhattan Bank Delaware will serve as Delaware Trustee. Duke Capital, as the holder of all the Common Securities, will have the right to appoint, remove or replace any of the Securities Trustees, subject to the right of the holders of a majority of the Preferred Securities to appoint a substitute Property Trustee and Delaware Trustee if an event of default with
respect to the Series   Junior Subordinated Notes occurs.

      The Property Trustee will hold legal title to the Series   Junior
Subordinated Notes for the benefit of the Trust and the holders of the Trust Securities. The Property Trustee will have the power, with certain exceptions, to exercise all rights, powers and privileges under the Subordinated Indenture
as the holder of the Series   Junior Subordinated Notes.

      The Series Junior Subordinated Notes will constitute substantially all the assets of the Trust. Other assets that may constitute "Trust Property" include any cash on deposit in, or owing to, the payment account established under the Trust Agreement. Trust Property will also include any other property or assets that the Property Trustee holds under the Trust Agreement. The Trust may from time to time receive cash from Duke Capital under the Agreement as to Expenses and Liabilities between Duke Capital and the Trust.

      The Trust's office address in the State of Delaware is c/o Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801. The principal place of business of the Trust will be c/o Duke Capital Corporation, 526 South Church Street, Charlotte, North Carolina 28202 (telephone (704) 594-
6200).

                    DESCRIPTION OF THE PREFERRED SECURITIES

      The following description of the Preferred Securities is only a summary and is not intended to be comprehensive. For additional information you should refer to the Trust Agreement. The form of the Trust Agreement is an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part.

General

      The Trust Agreement authorizes the Administrative Trustees to issue the Preferred Securities and the Common Securities on behalf of the Trust. The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust. The Common Securities represent common undivided beneficial interests in the assets of the Trust. The Trust Agreement does not permit the Trust to issue any other securities or to incur any indebtedness for borrowed money.

      The Preferred Securities will have an aggregate liquidation amount equal to approximately 97% of the total capital of the Trust. The Common Securities will have an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust.

      Duke Capital will own all the Common Securities.

      In general, the Preferred Securities will rank equal in priority with the Common Securities and the Trust will make payments on the Preferred Securities on a pro rata basis with the Common Securities. The rights of the holders of the Preferred Securities to receive distributions and liquidation, redemption and other payments will be senior to the rights of the holder of the Common Securities if an event of default occurs under the Subordinated Indenture with
respect to the Series   Junior Subordinated Notes.

      Duke Capital has guaranteed, on a subordinated basis, certain payments with respect to the Preferred Securities. Those payments are payments of distributions and payments if the Preferred Securities are redeemed or the Trust is liquidated, in each case to the extent set forth in the Guarantee. The Guarantee does not cover those payments when the Trust does not have sufficient funds legally and immediately available to make the payments. In that event, the holders of a majority of the Preferred Securities may direct the Property
Trustee to enforce its rights under the Series   Junior Subordinated Notes. In
addition, a holder of Preferred Securities may institute a legal proceeding directly against Duke Capital, without first instituting a legal proceeding against the Property Trustee or any other person or entity, to enforce payment
to that holder of principal or interest on Series   Junior Subordinated Notes
having a principal amount equal to the liquidation amount of that holder's Preferred Securities on or after the due dates specified or provided for in the
Series   Junior Subordinated Notes. These mechanisms and obligations, together with Duke Capital's obligations under the Agreement as to Expenses and Liabilities, provide a full and unconditional guarantee by Duke Capital of the payments due on the Preferred Securities, subject to certain subordination provisions.

Distributions

      Distributions on the Preferred Securities will be fixed at a yearly rate of % and will accrue from the original issue date of the Preferred Securities.

      Distributions on the Preferred Securities will be payable quarterly in arrears on the following distribution dates: March 31, June 30, September 30
and December 31 of each year, commencing on        ,      , except if an
extension period occurs. Distributions payable on a date that is not a Business Day will be paid on the next day that is a Business Day (without any interest or other payment due to the delay), except that if that Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day. In each such case, payment will be made with the same effect as if made on the date the payment was originally payable. "Business Day" means any day other than a Saturday or Sunday, a day on which banks in New York City are authorized or obligated by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee or the Indenture Trustee is closed for business.

      Distributions on the Preferred Securities will be payable to holders of record at the close of business on the 15th calendar day before the relevant distribution date. Each payment of a distribution will be made as described under the caption "--Book-Entry Issuance--The Depository Trust Company" in this Prospectus Supplement while the Preferred Securities are in book-entry only form. Distributions will be computed on the basis of a 360-day year of twelve 30-day months.

      Duke Capital has the right to defer interest payments on the Series Junior Subordinated Notes by extending the interest payment period from time to
time on the Series   Junior Subordinated Notes. If Duke Capital exercises that
right, distributions on the Preferred Securities will be deferred during the
extension period. Deferred interest installments on the Series   Junior
Subordinated Notes will bear interest at a yearly rate of %, compounded quarterly, to the payment date, to the extent legally permitted. Duke Capital will have the right to make partial payments of interest on any interest payment date during an extension period. If distributions are deferred, the deferred distributions and accrued interest on those distributions will be paid, if funds are legally available for those payments, to holders of record of the Preferred Securities on the record date immediately after the extension period ends.

      The Trust will pay distributions on the Preferred Securities on the distribution dates to the extent that it has funds legally and immediately available. Those funds will be limited to payments that Duke Capital makes
under the Series   Junior Subordinated Notes.

Redemption

      The Trust will redeem the Preferred Securities when Duke Capital repays
the Series   Junior Subordinated Notes at maturity or upon redemption. The
Series   Junior Subordinated Notes will mature on        ,     . Duke Capital
may redeem the Series   Junior Subordinated Notes, in whole or in part, at its
option at any time on or after        ,      . Duke Capital may also redeem the
Series   Junior Subordinated Notes, in whole but not in part, at any time during the 90 days after the occurrence of a Special Event. In each case the redemption price will be equal to 100% of the principal amount of the Series Junior Subordinated Notes to be redeemed plus accrued but unpaid interest (including any Additional Interest as defined below) to the redemption date.
Duke Capital may redeem the Series   Junior Subordinated Notes in whole but not
in part if a partial redemption of the Series   Junior Subordinated Notes would
cause the Preferred Securities to be delisted.

      Any Preferred Securities that are to be redeemed will be redeemed upon at least 30 but not more than 60 days' notice at a redemption price for each Preferred Security equal to the liquidation amount of $ plus any accrued and unpaid distributions on the Preferred Security to the date of payment. Any Preferred Securities that are to be redeemed will be redeemed with the proceeds
from the redemption of an equivalent amount of Series   Junior Subordinated
Notes. The redemption price of the Preferred Securities will be deemed payable on each redemption date only to the extent that the Trust has funds legally and immediately available for payment of that redemption price.

      If fewer than all the outstanding Preferred Securities are to be redeemed and the Preferred Securities are in book-entry form, DTC will reduce the amount of the interest of each of its participants in the Preferred Securities in accordance with its procedures. If the Preferred Securities are no longer in book-entry form, the Property Trustee will redeem the Preferred Securities to be redeemed in any manner that it deems fair and appropriate.

Special Event Redemption or Distribution

      Duke Capital may at its option redeem all the Series   Junior
Subordinated Notes at any time during the 90 days after the occurrence of a Special Event. In that event, the Preferred Securities will also be redeemed.

A Special Event is either a Tax Event or an Investment Company Act Event.

A "Tax Event" means that the Administrative Trustees and Duke Capital have received an opinion of counsel experienced in such matters to the effect that, as a result of:

    . any amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority of or in the United States; or

    . any amendment to, or change in, an interpretation or application of such laws or regulations,

there is more than an insubstantial risk that:

    . the Trust would be subject to United States federal income tax with
      respect to income accrued or received on the Series   Junior
      Subordinated Notes;

    . interest payable on the Series   Junior Subordinated Notes would not
      be deductible by Duke Capital for United States federal income tax purposes; or

    . the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges,

which amendment or change becomes effective on or after the original issue date of the Preferred Securities.

      An "Investment Company Act Event" means that the Administrative Trustees and Duke Capital have received an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the original issue date of the Preferred Securities, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" under the Investment Company Act of 1940, which change becomes effective on or after the original issue date of the Preferred Securities.

Distribution of Series   Junior Subordinated Notes upon Termination of Trust

      Duke Capital will have the right to terminate the Trust at any time and, after the Trust satisfies its liabilities to creditors, cause the Series Junior Subordinated Notes to be distributed to the holders of the Preferred Securities in liquidation of the Trust. That right is optional and wholly within Duke Capital's discretion.

      Circumstances under which Duke Capital may decide to exercise its right to terminate the Trust could include:

    . the occurrence of an Investment Company Act Event or a Tax Event;

    . adverse tax consequences to Duke Capital or the Trust that the definition of a Tax Event does not cover because those consequences do not result from an amendment or change described in that definition; and

    . changes in the accounting applicable to the Preferred Securities. See
      "Accounting Treatment" in the accompanying Prospectus.

      If Series   Junior Subordinated Notes are distributed to the holders of the Preferred Securities, Duke Capital will use its best efforts to have the
Series   Junior Subordinated Notes listed on the New York Stock Exchange or other exchange on which the Preferred Securities are then listed.

      After the date for any distribution of Series   Junior Subordinated Notes
upon termination of the Trust:

    . the Preferred Securities and the Guarantee will no longer be considered outstanding;

    . the securities depositary or its nominee, as the record holder of the
      Preferred Securities, will receive a registered global certificate or
      certificates representing the Series   Junior Subordinated Notes
      delivered upon the distribution; and

    . any certificates representing Preferred Securities not held by the securities depositary or its nominee will be deemed to represent
      Series   Junior Subordinated Notes. Those Series   Junior Subordinated
      Notes will have:

      . an aggregate principal amount equal to the aggregate liquidation amount of those Preferred Securities;

      . an interest rate identical to the rate at which cumulative cash distributions are payable on those Preferred Securities; and

      . accrued and unpaid interest equal to the accrued and unpaid distributions on those Preferred Securities,

until the certificates are presented to Duke Capital or its agent for transfer or reissuance.

      There can be no assurance as to the market prices for either the
Preferred Securities or the Series   Junior Subordinated Notes that may be
distributed in exchange for the Preferred Securities if a termination and liquidation of the Trust occurs. Accordingly, the Preferred Securities that an
investor may purchase, or the Series   Junior Subordinated Notes that the
investor may receive if the Trust is terminated or liquidated, may trade at a price less than the price paid by the investor to purchase the Preferred Securities and/or less than the market price of the Preferred Securities before the exchange.

Redemption Procedures

      If the Trust has the funds required for the redemption and the Preferred Securities are in book-entry form, then the Property Trustee will irrevocably deposit sufficient funds with the securities depositary on the redemption date to pay the redemption price. If the Trust has the funds required for the redemption and the Preferred Securities are not in book-entry form, the Property Trustee will irrevocably deposit sufficient funds with the paying agent to pay the redemption price and will instruct the paying agent to pay the redemption price to the holders of the Preferred Securities upon surrender of their Preferred Securities certificates. Immediately before the close of business on the deposit date, distributions will cease to accrue and all rights of holders of Preferred Securities called for redemption will cease, except the right of those holders to receive the redemption price, without interest on it.

      If the redemption date is not a Business Day, the redemption price payable on that date will be paid on the next day that is a Business Day (without any interest or other payment due to the delay), except that if that Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day.

      If fewer than all the Trust Securities are to be redeemed, the liquidation amount of the Trust Securities to be redeemed will be allocated 97% to the Preferred Securities and 3% to the Common Securities.

      If the Trust does not pay the redemption price and Duke Capital does not pay the redemption price under the Guarantee, distributions on the Preferred Securities to be redeemed will continue to accrue at the applicable rate from the redemption date originally established for those Preferred Securities to the date the redemption price is actually paid.

Book-Entry Issuance--The Depository Trust Company

      The Preferred Securities will be book-entry securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), a securities depositary, and will be registered in the name of DTC or a nominee of DTC. DTC or its nominee will thus be the only registered holder of those Preferred Securities and will be considered the sole owner of the Preferred Securities for purposes of the Trust Agreement.

      Purchasers of Preferred Securities may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary--banks, brokerage houses and other institutions that maintain securities accounts for customers--that has an account with DTC. DTC will maintain accounts showing the Preferred Security holdings of its participants, and those participants will in turn maintain accounts showing the Preferred Security holdings of their customers. Some of those customers may themselves be securities intermediaries holding Preferred Securities for their customers. Thus, each beneficial owner of a book-entry Preferred Security will hold that Preferred Security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

      The Preferred Securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the Preferred Securities will generally not be entitled to have the Preferred Securities represented by the global securities registered in its name and will not be considered the owner under the Trust Agreement. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of Preferred Securities. The book-entry system for holding Preferred Securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

      A beneficial owner of book-entry Preferred Securities represented by a global security will receive definitive (paper) Preferred Securities only if:

    . DTC is unwilling or unable to continue as depositary for such global security and Duke Capital is unable to find a qualified replacement for DTC within 90 days; or

    . Duke Capital in its sole discretion decides to terminate the book-entry system with respect to the Preferred Securities.

      Definitive Preferred Securities in registered form will have the same terms and be in an equal aggregate principal amount as the equivalent book-
entry Preferred Securities, and will be in denominations of $    or integral
multiples of $   . Definitive Preferred Securities will be registered in the name or names of the person or persons that DTC specifies in a written instruction to the registrar of the Preferred Securities. DTC may base its written instruction upon directions it receives from its participants.

      In this Prospectus Supplement, for book-entry Preferred Securities, references to actions taken by holders of Preferred Securities will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to holders of Preferred Securities will mean payments and notices of redemption to DTC or its nominee as the registered holder of the Preferred Securities for distribution to participants in accordance with DTC's procedures.

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

      DTC has advised Duke Capital that DTC's management is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions (including principal and interest payments) to security holders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's participants, third-party vendors from whom DTC licenses software and hardware, and third-party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third-party vendors from whom DTC acquires services to: (1) impress upon them the importance of such services being Year 2000 compliant, and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Duke Capital and the Trust believe to be reliable, but neither Duke Capital nor the Trust takes any responsibility for its accuracy. Duke Capital and the Trust have no responsibility for the performance by DTC or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Liquidation Distribution upon Dissolution

      The Trust will terminate on        ,     , or earlier:

    . if one of certain bankruptcy, insolvency or reorganization events occurs with respect to Duke Capital, Duke Capital is dissolved or liquidated, or the Trust is dissolved by judicial decree;

    . if Duke Capital directs the Property Trustee to terminate the Trust
      and to distribute the Series   Junior Subordinated Notes to the
      holders of the Trust Securities in liquidation of the Trust; or

    . if Duke Capital repays all the Series   Junior Subordinated Notes at
      maturity or redemption and the Trust Securities are paid in full as a result.

      If an early termination occurs as described in the first and second instances listed above, the Trust will be liquidated and the Property Trustee will distribute an equivalent amount of Series

Junior Subordinated Notes to each holder of Trust Securities after the Trust satisfies its liabilities to creditors. If the Administrative Trustees determine that the distribution of Series Junior Subordinated Notes is not practical in the case of the first instance listed above, those holders instead
will receive an amount equal to the liquidation amount of $    per Trust
Security plus accrued and unpaid distributions to the date of payment out of the assets of the Trust that are available for distribution, after satisfaction of the Trust's liabilities to creditors. That amount is called the "liquidation distribution" in this Prospectus Supplement.

      If the Trust does not have sufficient assets available to pay the total liquidation distribution of the Trust Securities, then, except as described in the next sentence, the Trust will make the payment to the holders of the Preferred Securities and the holder of the Common Securities on a pro rata basis. If an event of default under the Subordinated Indenture has occurred and
is continuing with respect to the Series   Junior Subordinated Notes, however,
the Preferred Securities will have a preference over the Common Securities with respect to the payment.

Events of Default

      The following are events of default under the Trust Agreement:

    . the occurrence of an event of default under the Subordinated Indenture
      with respect to the Series   Junior Subordinated Notes;

    . the Trust's failure to pay any distribution, when due, that continues for 30 days;

    . the Trust's failure to pay the redemption price of any Preferred
      Security or Common Security when due;

    . failure to perform, or breach of, any covenant or warranty of the Securities Trustees in the Trust Agreement that continues for 60 days after the holders of at least 25% of the outstanding Preferred Securities give written notice of the failure or breach, requiring it to be remedied; or

    . the occurrence of certain bankruptcy or insolvency events with respect to the Trust.

      In the case of the fourth event of default listed above, the holders of at least the same percentage of Preferred Securities as had given the default notice may extend the grace period. The grace period will be automatically extended if the Securities Trustees have initiated and are diligently pursuing corrective action.

      The Property Trustee will notify the holders of Trust Securities, the Administrative Trustees and Duke Capital of any default known to it within 90 days after the default occurs, unless the default has been cured or waived. For this purpose, the term "default" means any event which is an event of default or which would become an event of default after notice has been given or a grace period has expired or both, as the case may be.

      If an event of default under the Subordinated Indenture with respect to
the Series   Junior Subordinated Notes occurs and is continuing:

    . the holders of Preferred Securities will rely on the Property Trustee,
      as the holder of the Series   Junior Subordinated Notes, to enforce
      its rights against Duke Capital; and

    . the holders of a majority of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property

     Trustee or the exercise of any power of the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of the Series Junior Subordinated Notes.

      If the Property Trustee fails to enforce its rights under the Series Junior Subordinated Notes, a holder of Preferred Securities may, to the extent permitted by law and the Trust Agreement, institute a legal proceeding against Duke Capital to enforce the Property Trustee's rights under the Trust Agreement. The holder would not need to first institute a legal proceeding against the Property Trustee, the Trust or any other person or entity. A holder of Preferred Securities may also institute a legal proceeding directly against Duke Capital to enforce payment to that holder of principal or interest on
Series   Junior Subordinated Notes that are equal in principal amount to the liquidation amount of the holder's Preferred Securities on or after the due
dates of the Series   Junior Subordinated Notes. The holder would not need to
first institute a legal proceeding against the Property Trustee or any other person or entity.

      Duke Capital, as the holder of the Common Securities, may remove the Securities Trustees at any time unless an event of default under the Subordinated Indenture has occurred and is continuing with respect to the
Series   Junior Subordinated Notes. If such an event of default has occurred and is continuing, the holders of a majority of the Preferred Securities may remove the Property Trustee and the Delaware Trustee. Removal of the Property Trustee or the Delaware Trustee will become effective when the successor trustee accepts its appointment.

      If an event of default under the Subordinated Indenture with respect to
the Series   Junior Subordinated Notes has occurred and is continuing, the holders of Preferred Securities will have a preference over the holders of Common Securities if the Trust is dissolved.

      The Property Trustee will notify the holders of the Preferred Securities of any notice of default that it receives from the Indenture Trustee with
respect to the Series   Junior Subordinated Notes.

Voting Rights

      So long as the Property Trustee holds any Series   Junior Subordinated
Notes, the Securities Trustees will not:

    . direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any power of
      the Indenture Trustee with respect to the Series   Junior Subordinated
      Notes;

    . consent to waive any past default under the Subordinated Indenture;

    . exercise any right to rescind or annul a declaration that the
      principal of all the Series   Junior Subordinated Notes will be due
      and payable; or

    . consent to any amendment, modification or termination of the
      Subordinated Indenture or the Series   Junior Subordinated Notes, if
      that consent is required, or to any other action, as the holder of the
      Series   Junior Subordinated Notes, under the Subordinated Indenture,

without obtaining the prior approval of the holders of at least 66 2/3% of the outstanding Preferred Securities. When the Subordinated Indenture requires the
consent of each holder of Series   Junior

Subordinated Notes affected, the Securities Trustees will not give that consent without the prior consent of each holder of outstanding Preferred Securities. The Securities Trustees may not revoke any action that the holders of the Preferred Securities have authorized or approved.

      If any proposed amendment to the Trust Agreement provides for any of the following or the Securities Trustees propose to effect:

    . any action that would adversely affect the powers, preferences or special rights of the Preferred Securities; or

    . the dissolution, winding-up or termination of the Trust, other than pursuant to the Trust Agreement,

then the holders of outstanding Preferred Securities will have the right to vote as a class on that amendment or proposal. The amendment or proposal will be effective only if at least 66 2/3% of the outstanding Preferred Securities approve it. Holders of Preferred Securities may provide their approval at a meeting convened for that purpose or by written consent.

      Any Preferred Securities that Duke Capital, the Administrative Trustees, or any affiliate of Duke Capital or an Administrative Trustee owns, whether of record or beneficially, will be treated as not outstanding for purposes of a vote or consent.

      The holders of the Preferred Securities will have no other voting rights except those described under the caption "--Amendment of the Trust Agreement" in this Prospectus Supplement and those described under the captions "Amendments and Assignment" and "Events of Default" in "Description of the Guarantees" in the accompanying Prospectus and any other voting rights otherwise required by law or by the Trust Agreement.

Co-Property Trustees and Separate Property Trustees

      Duke Capital, as the holder of the Common Securities, and the Property Trustee will have the power to appoint one or more co-property trustees or separate property trustees for all or part of the Trust Property for the purpose of meeting certain legal requirements, including the legal requirements of any jurisdiction in which part of the Trust Property is located. The Property Trustee will have the power to make the appointment alone if Duke Capital, as depositor, does not join in the appointment within 15 days after it receives a request to do so, or in case an event of default under the
Subordinated Indenture with respect to the Series   Junior Subordinated Notes
has occurred and is continuing.

Amendment of the Trust Agreement

      Duke Capital and the Securities Trustees may amend the Trust Agreement without the consent of the holders of the Trust Securities:

    . to cure any ambiguity or to make any corrections or additions that are not inconsistent with the other provisions of the Trust Agreement that do not adversely affect the interests of any holder of Trust Securities in any material respect; or

    . to modify, eliminate or add to any provisions of the Trust Agreement to the extent necessary to ensure that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

The Trust or the Securities Trustees may make other amendments to the Trust Agreement if:

    . the holders of at least 66 2/3% of the outstanding Trust Securities approve the amendment; and

    . the Securities Trustees receive an opinion of counsel to the effect that the amendment will not affect the Trust's status as a grantor trust or the Trust's exemption from the Investment Company Act of 1940.

      The consent of each affected holder of Trust Securities will be required to amend the Trust Agreement to:

    . change the amount or timing of any distribution or any payment upon redemption, or otherwise adversely affect the amount of any distribution or any payment upon redemption required to be made on the Trust Securities as of a specified date;

    . restrict the right of a holder of Trust Securities to sue to enforce any of those payments on or after that date;

    . change the purpose of the Trust;

    . authorize the issuance of any additional beneficial interests in the Trust; or

    . change the consent required to amend the Trust Agreement.

Mergers, Consolidations, Replacements, Transfers

      The Trust may not consolidate, amalgamate, merge with or into or be replaced by any corporation or other entity, or convey, transfer or lease substantially all of its properties and assets to any corporation or other entity, except as described below. At Duke Capital's request but without the consent of the holders of the Trust Securities, the Trust may consolidate, amalgamate, merge with or into, or be replaced by a trust organized under the laws of any state, if:

    . the successor entity either:

           . expressly assumes all the Trust's obligations with respect to the Trust Securities; or

           . substitutes other securities having substantially the same terms as the Trust Securities for the Preferred Securities and the Common Securities so long as those other securities--called "Successor Securities" in this Prospectus Supplement--rank equal in priority with the Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise;

    . Duke Capital expressly appoints a trustee of the successor entity, possessing the same powers and duties as the Property Trustee as the
      holder of the Series   Junior Subordinated Notes;

    . the Preferred Securities or any Successor Securities are listed on any national securities exchange or other organization on which the Preferred Securities are then listed, or any Successor Securities will be so listed upon notification of issuance;

    . the consolidation, amalgamation, merger or replacement does not cause the Preferred Securities, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

    . the consolidation, amalgamation, merger or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any Successor Securities, in any material respect;

    . the successor entity has a purpose substantially identical to that of the Trust;

    . prior to the consolidation, amalgamation, merger or replacement, Duke
      Capital and the Property Trustee have received an opinion of counsel to the effect that:

          . the transaction does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities, including any Successor Securities, in any material respect; and

          . following the transaction, neither the Trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act of 1940; and

    . Duke Capital owns all the common securities of the successor entity and guarantees the obligations of the successor relating to the Successor Securities at least to the extent provided by the Guarantee.

However, the Trust may not enter into any of the mergers, consolidations or other transactions mentioned above if that transaction would cause the Trust or its successor entity to be classified as other than a grantor trust for United States federal income tax purposes except with the consent of the holders of all the Trust Securities.

Payments; Paying Agent

      So long as DTC is the securities depositary for the Preferred Securities, payments on the Preferred Securities will be made to DTC or its nominee and DTC will credit the relevant accounts at DTC on the applicable distribution dates. If DTC or its nominee no longer holds the Preferred Securities, the paying agent will make payments on the Preferred Securities by check mailed to the address of the holder entitled to the payment as that address appears in the security register for the Preferred Securities.

      The paying agent will initially be the Property Trustee. The paying agent will be permitted to resign as paying agent if it gives 30 days' written notice to the Administrative Trustees and Duke Capital. The Administrative Trustees will appoint a successor paying agent in the event of any such resignation.

Transfers; Registrar and Transfer Agent

      There will be no service charge for registration of transfers of any Preferred Securities. However, payment of any tax or other governmental charges may be required in connection with a transfer. The registrar and transfer agent for the Preferred Securities will not be required to register any transfer of Preferred Securities that have been called for redemption.

      Duke Capital and the Trust anticipate that the Property Trustee or one of its affiliates will act as registrar and transfer agent for the Preferred Securities.

Information Concerning the Property Trustee

      Before an event of default occurs under the Trust Agreement, the Property Trustee will perform only those duties that are expressly specified in the Trust Agreement. After any default, the Property Trustee will exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to these provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities, unless that holder offers the Property Trustee reasonable indemnity against the costs, expenses and liabilities that the Property Trustee might incur as a result.

      The Chase Manhattan Bank is the Property Trustee. The Chase Manhattan Bank is also the Indenture Trustee and the Guarantee Trustee and serves as Trustee under Duke Capital's Senior Indenture. Duke Capital and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee under other indentures pursuant to which securities of Duke Capital and certain of its affiliates are outstanding.

Miscellaneous

      The Trust Agreement directs the Administrative Trustees to operate the Trust so that the Trust will not be:

    . deemed to be an "investment company" that is required to be registered under the Investment Company Act of 1940; or

    . treated as other than a grantor trust for United States federal income tax purposes.

The Trust Agreement also directs the Administrative Trustees to operate the
Trust so that the Series   Junior Subordinated Notes will be treated as
indebtedness of Duke Capital for United States federal income tax purposes. The Trust Agreement authorizes the Administrative Trustees and Duke Capital to take any action not inconsistent with applicable law, the Trust's certificate of trust or the Trust Agreement, that they determine to be necessary or desirable for those purposes. No such action may, however, materially and adversely affect the interests of the holders of the Preferred Securities.

      Duke Capital and its affiliates may purchase outstanding Preferred Securities by tender, in the open market or by private agreement, to the extent legally permitted.

             DESCRIPTION OF THE SERIES   JUNIOR SUBORDINATED NOTES

      The following description of the Series   Junior Subordinated Notes is
only a summary and is not intended to be comprehensive. The description should be read together with the description of the general terms and provisions of the Junior Subordinated Notes provided under the caption "Description of the Junior Subordinated Notes" in the accompanying Prospectus.

General

      Duke Capital will issue the Series   Junior Subordinated Notes as a
series of Subordinated Notes under the Subordinated Indenture. The Series
Junior Subordinated Notes will be limited in principal amount to $     , which
is the liquidation amount of the Trust Securities.

      The Series   Junior Subordinated Notes will mature and become due and
payable, together with any accrued and unpaid interest, including any
Additional Interest (as defined below), on        ,     .

      The Series   Junior Subordinated Notes will rank equal in priority with any other series of Junior Subordinated Notes issued under the Subordinated Indenture.

      The Series   Junior Subordinated Notes will not be subject to any
sinking fund provision.

Optional Redemption

      Duke Capital will have the right to redeem the Series   Junior
Subordinated Notes:

    . from time to time, in whole or in part, on or after         ,     ; or

    . at any time, in whole but not in part, during the 90 days after the occurrence of a Special Event.

Duke Capital may redeem the Series   Junior Subordinated Notes upon not less
than 30 nor more than 60 days' notice at a redemption price equal to the principal amount to be redeemed plus any accrued and unpaid interest, including any Additional Interest, to the redemption date.

      If a partial redemption of the Series   Junior Subordinated Notes would
cause the Preferred Securities to be delisted, Duke Capital will be required
to redeem all of the Series   Junior Subordinated Notes.

Interest

      The Series   Junior Subordinated Notes will bear interest at a yearly
rate of  % from the original issue date. Interest on the Series   Junior
Subordinated Notes will be payable quarterly in arrears on March 31, June 30,
September 30 and December 31 of each year, commencing on          ,    ,
unless the applicable interest period is extended. Interest will be payable to the person or persons in whose name the Series Junior Subordinated Notes are registered at the close of business on the 15th calendar day before the relevant interest payment date, except that interest payable on the maturity date or on a redemption date will be paid to the person to whom principal is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      If any date on which interest is payable on the Series   Junior
Subordinated Notes is not a Business Day, the interest payable on that date will be paid on the next day that is a Business Day (without any interest or other payment due to the delay), except that if that Business Day falls in the next calendar year, interest will be paid on the immediately preceding Business Day.

Option to Extend Interest Payment Period

      Duke Capital will have the right, at any time and from time to time, to
defer interest payments on the Series   Junior Subordinated Notes by extending
the interest payment period for up to    consecutive quarters, but not beyond
the maturity date. When the extension period has ended, Duke Capital will pay all accrued and unpaid interest, including any Additional Interest, on the next interest payment date. Before any extension period ends, Duke Capital may further defer interest payments by extending the interest payment period. However, an extension period, together with any previous and further
extensions, may not exceed    consecutive quarters. During an extension period,
Duke Capital will have the right to make partial payments of interest on any interest payment date. After an extension period terminates and all amounts due are paid, Duke Capital may select a new extension period, subject to the previously mentioned requirements.

      Duke Capital has no present intention of exercising its right to defer
payments by extending the interest payment period on the Series   Junior
Subordinated Notes.

      Duke Capital will notify the holder or holders of the Series   Junior
Subordinated Notes and the Indenture Trustee of its selection or extension of an extension period at least one Business Day before the earlier of:

    . the record date for the interest payment date on which the extension period is to begin or the record date for the interest payment date on which the extension period that is being extended would otherwise terminate; or

    . the date that Duke Capital or the Trust is required to give notice to the New York Stock Exchange or other self-regulatory organization of the record date or the date those distributions are payable.

Additional Interest

    "Additional Interest" means:

    . those additional amounts as may be required so that the net amounts
      that a holder of Series   Junior Subordinated Notes (if the holder is
      the Trust) receives and retains after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments or other governmental charges been imposed; and

    . interest on interest due but not paid on an interest payment date for
      the Series   Junior Subordinated Notes, accruing at a yearly rate of
       % from the applicable interest payment date to the date of payment, compounded quarterly, on each interest payment date, to the extent legally permitted.

Certain Covenants

      Duke Capital will covenant, for the benefit of the holders of Series Junior Subordinated Notes and the holders of the Preferred Securities, that:

    . if it has given notice of its election to extend an interest payment
      period for the Series   Junior Subordinated Notes and the extension is
      continuing; or

    . if an event of default under the Subordinated Indenture with respect
      to the Series   Junior Subordinated Notes has occurred and is
      continuing,

then it will not:

    . declare or pay any dividend or make any distributions with respect to any of its capital stock, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock, or

    . make any payment of interest, principal or premium on any debt securities, including guarantees other than the Guarantee, issued by
      it which rank equal in priority with or junior to the Series   Junior
      Subordinated Notes, or repay, repurchase or redeem any such debt securities.

      However, those covenants will not restrict:

    . any action described in the preceding sentence that results from a reclassification of Duke Capital's capital stock or the exchange or conversion of one class or series of Duke Capital's capital stock for another class or series; or

    . dividends or distributions in Duke Capital's capital stock.

      Duke Capital will also covenant that, for so long as the Trust Securities are outstanding, it will:

    . continue to own all the Common Securities directly or indirectly; and

    . use its reasonable efforts to cause the Trust:

           . to remain a statutory business trust, except in connection with
             the distribution of Series   Junior Subordinated Notes in
             liquidation of the Trust, the redemption of all the Trust Securities, or certain mergers, consolidations or amalgamations; and

           . to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Any successor of Duke Capital may, however, succeed to Duke Capital's ownership of the Common Securities without Duke Capital's violating this covenant if the successor is permitted under the Subordinated Indenture.

Book-Entry Issuance

      Duke Capital expects that the Series   Junior Subordinated Notes will be
issued in the form of one or more global certificates registered in the name of
the securities depositary or its nominee if the Series   Junior Subordinated
Notes are distributed to holders of Trust Securities in connection with the voluntary or involuntary dissolution, winding-up or liquidation of the Trust. The procedures applicable to the transfer and payment of the Series Junior Subordinated Notes are expected to be substantially similar to those applicable to the transfer and payment of the Preferred Securities.

Denominations

      The Series   Junior Subordinated Notes will be issuable in denominations
of $    and integral multiples of $   .

Defeasance

      The Series   Junior Subordinated Notes will be subject to Defeasance but not to Covenant Defeasance. See "Description of the Junior Subordinated Notes-- Defeasance and Covenant Defeasance" in the accompanying Prospectus.

Miscellaneous

      Duke Capital will have the right to assign any of its rights or obligations under the Subordinated Indenture with respect to the Series Junior Subordinated Notes to one of its direct or indirect wholly owned subsidiaries. Duke Capital will remain primarily liable for the performance of those obligations in the event of an assignment.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
            THE SERIES   JUNIOR SUBORDINATED NOTES AND THE GUARANTEE

      As long as Duke Capital makes interest and other payments on the Series Junior Subordinated Notes when due, those payments will be sufficient to cover distributions and payments due on the Preferred Securities and the Common Securities. This is the case primarily because:

    . the total principal amount of the Series   Junior Subordinated Notes
      will be equal to the total liquidation amount of the Trust Securities;

    . the interest rate and interest and other payment dates on the Series
      Junior Subordinated Notes will correspond to the distribution rate and distribution and other payment dates for the Preferred Securities;

    . the Agreement as to Expenses and Liabilities between Duke Capital and the Trust provides that Duke Capital will pay all costs and expenses of the Trust; and

    . the Trust Agreement provides that the Securities Trustees will not permit the Trust to engage in any activity that is inconsistent with the purposes of the Trust.

      If Duke Capital does not make the required payments on the Series Junior Subordinated Notes, it is expected that the Trust will not have sufficient funds to make the related distributions on the Preferred Securities. Duke Capital will guarantee payments of distributions and other payments due on the Preferred Securities but only to the extent that the Trust has funds legally and immediately available for the payment of those distributions and other payments.

      If an event of default under the Subordinated Indenture with respect to
the Series   Junior Subordinated Notes occurs and is continuing, then:

    . the holders of Preferred Securities will rely on the Property Trustee,
      as the holder of the Series   Junior Subordinated Notes, to enforce
      its rights against Duke Capital; and

    . the holders of a majority of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any power of the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Series
      Junior Subordinated Notes.

      If the Property Trustee fails to enforce its rights under the Series Junior Subordinated Notes, a holder of Preferred Securities may, to the extent legally permitted, institute a legal proceeding against Duke Capital to enforce its rights under the Trust Agreement without first instituting a legal proceeding against the Property Trustee, the Trust or any other person or entity. Moreover, a holder of Preferred Securities may institute a legal proceeding directly against Duke Capital to enforce payment to that holder of
principal or interest on Series   Junior Subordinated Notes having a principal
amount equal to the liquidation amount of the Preferred Securities of that holder on or after the due dates specified in the Series Junior Subordinated Notes. The Trust Agreement also provides a mechanism whereby the holders of Preferred Securities may appoint a substitute Property Trustee if an event of
default under the Subordinated Indenture with respect to the Series   Junior
Subordinated Notes occurs and is continuing.

      The Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights under the Guarantee if Duke Capital fails to make payments under the Guarantee. In addition, any holder of Preferred Securities may institute a legal proceeding directly against Duke Capital to enforce the Guarantee Trustee's rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

      The Guarantee, the Subordinated Indenture, the Series   Junior
Subordinated Notes, the Trust Agreement and the Agreement as to Expenses and Liabilities provide a full and unconditional guarantee, subject to certain subordination provisions, by Duke Capital of the payments due on the Preferred Securities.

      The holders of Preferred Securities will be entitled to receive the liquidation distribution with respect to those Preferred Securities in cash, out of assets legally available for distribution to those holders, upon any voluntary or involuntary dissolution, winding-up or termination of the Trust unless the Series Junior Subordinated Notes are distributed in connection with those events. Upon any voluntary or involuntary liquidation or bankruptcy of
Duke Capital, the Property Trustee, as holder of the Series   Junior
Subordinated Notes, would be a subordinated creditor of Duke Capital, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before any of Duke Capital's shareholders receive payments or distributions. Because Duke Capital is guarantor under the Guarantee and has agreed to pay all costs, expenses and liabilities of the Trust under the Agreement as to Expenses and Liabilities, other than the Trust's obligations to holders of the Preferred Securities, the
positions of a holder of Preferred Securities and a holder of Series   Junior
Subordinated Notes relative to other creditors and Duke Capital's shareholder would be substantially the same in the event of the liquidation or bankruptcy of Duke Capital.

      A default or event of default under any Senior Indebtedness is not a default or an event of default under the Subordinated Indenture. However, if a default occurs with respect to Senior Indebtedness or if Senior Indebtedness is
accelerated, the subordination provisions of the Series   Junior Subordinated
Notes provide that no payments may be made in respect of the Series   Junior
Subordinated Notes:

    . until that Senior Indebtedness has been paid in full, in the case of any payment by, or distribution of assets of, Duke Capital to creditors upon a dissolution, winding-up, liquidation or reorganization of Duke Capital; or

    . until all amounts due on that Senior Indebtedness have been paid, in the case of a payment default beyond any grace period under that Senior Indebtedness or the acceleration of that Senior Indebtedness because of a default with respect to that Senior Indebtedness.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

      Following is the opinion of Dewey Ballantine LLP, counsel to Duke Capital and the Trust, as to the material United States federal income tax consequences of the purchase, ownership and disposition of Preferred Securities by holders that acquire Preferred Securities on their original issue at the initial offering price and that hold the Preferred Securities as capital assets. The opinion does not address all tax consequences that may be important to a holder in light of the holder's peculiar circumstances or to holders subject to special rules, such as financial institutions, foreign persons, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, dealers in securities or currencies, traders in securities that elect to mark to market, individual retirement and other tax-deferred accounts, and persons engaging in straddles or hedges relating to Preferred Securities. This discussion is based on legal authorities that are subject to change at any time in a manner that could adversely affect holders. Prospective investors in Preferred Securities should consult their own tax advisors with regard to the application of the tax considerations discussed below to their own situations as well as the application of any state, local or other tax laws.

      The Trust will be disregarded for federal income tax purposes and each holder of Preferred Securities will be treated as the owner of a proportionate
amount of the Series   Junior Subordinated Notes held by the Trust.
Accordingly, a holder will include in income the holder's share of the income
from the Series   Junior Subordinated Notes. Duke Capital believes that the
likelihood of the occurrence of an extension period is remote and accordingly
that under applicable income tax regulations the Series   Junior Subordinated
Notes should not be treated as issued with original issue discount. These regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service and it is possible that the Internal Revenue Service could take a contrary position. If, however, Duke Capital exercises its
option to defer payments of interest, the Series   Junior Subordinated Notes
would at that time be treated as issued with original issue discount and all
the stated interest payments on the Series   Junior Subordinated Notes would
thereafter be treated as original issue discount. As a result, holders would be required to accrue original issue discount income on an economic accrual basis, even if the holder uses the cash method of accounting for tax purposes and even though holders will not receive any payments during the extension period. Because income on the Preferred Securities will constitute interest or original issue discount, corporate holders will not be entitled to a dividends-received deduction with respect to any income from the Preferred Securities.

      Upon a sale, retirement or other taxable disposition of Preferred Securities, a holder will recognize gain or loss equal to the difference between the amount realized on the sale, retirement or other disposition and the holder's adjusted tax basis in the Preferred Securities. If the holder disposes of Preferred Securities prior to the occurrence of an extension period, any portion of the amount received that is attributable to accrued interest will be treated as interest income to the holder and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Preferred Securities. Any recognized gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period for the Preferred Securities is more than one year at the time of sale, retirement or other disposition.

      The Series    Junior Subordinated Notes will be subject to Defeasance.
See "Description of the Junior Subordinated Notes--Defeasance and Covenant Defeasance" in the accompanying

Prospectus. Under current United States federal income tax laws, a Defeasance
would be treated as an exchange of the relevant Series    Junior Subordinated
Notes in which holders of those Series    Junior Subordinated Notes might
recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that Defeasance.

      Income on Preferred Securities will be reported to holders on Form 1099, which form should be mailed to holders of Preferred Securities by January 31 following each calendar year. A holder will generally be required to furnish a social security number or other taxpayer identification number in order to avoid "backup withholding" tax on distributions on the Preferred Securities and payment of the proceeds from the disposition of Preferred Securities. Any amount so withheld will be allowed as a refund or a credit against the holder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

      The United States federal income tax discussion set forth above may not be applicable to a holder, depending upon the holder's particular situation, and therefore each holder should consult a tax advisor with respect to the tax consequences of the ownership and disposition of Preferred Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax law.

                                  UNDERWRITING

      Subject to the terms and conditions of an Underwriting Agreement, the Trust has agreed to sell to each of the Underwriters named below, and each of those Underwriters has severally agreed to purchase, the number of Preferred Securities specified opposite its name. In the Underwriting Agreement, the Underwriters have agreed, subject to certain conditions, to purchase all of the
Preferred Securities if any of the Preferred Securities are purchased.       ,
       and        are acting as Representatives for the Underwriters in the
offering.

                                                                 Number of
  Underwriter                                               Preferred Securities
  -----------                                               --------------------


                                                                    ----
  Total....................................................
                                                                    ====

      Since the proceeds of the sale of the Preferred Securities will be used
to purchase Series   Junior Subordinated Notes, the Underwriting Agreement
provides that Duke Capital will pay as compensation to the Underwriters $
per Preferred Security for the accounts of the several Underwriters, or $    in
the aggregate.

      The Underwriters have advised Duke Capital and the Trust that they propose to offer the Preferred Securities:

    . in part directly to the public at the initial public offering price that is stated on the cover page of this Prospectus Supplement; and

    . in part to certain securities dealers at that price less a concession
      not in excess of $    per Preferred Security.

The Underwriters may allow, and those dealers may reallow, a concession not in
excess of $    per Preferred Security to certain other dealers. The
Representatives may vary the initial public offering price and other selling terms from time to time after the Preferred Securities are released for sale to the public.

      The Preferred Securities are expected to be approved for listing on the New York Stock Exchange, subject to official notice of issuance. Trading of the Preferred Securities on the New York Stock Exchange is expected to begin within a 30-day period after the initial delivery of the Preferred Securities. The Representatives have advised Duke Capital and the Trust that they intend to make a market in the Preferred Securities before trading on the New York Stock Exchange begins. The Representatives will have no obligation to make a market in the Preferred Securities, however, and may cease market-making activities, if commenced, at any time.

      There has been no public market for the Preferred Securities before this offering. In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

      The Underwriters may purchase and sell the Preferred Securities in the open market in connection with the offering. Those transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Preferred Securities. Syndicate short positions involve the sale by the Underwriters of a greater number of Preferred Securities than they are required to purchase from the Trust in the offering. The Underwriters also may impose a penalty bid, by which selling concessions allowed to syndicate members or other broker-dealers with respect to the Preferred Securities sold for their account in the offering may be reclaimed by the syndicate if those Preferred Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Preferred Securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

      The Corporation and the Trust have agreed, during the period of      days
from the date of the Underwriting Agreement, not to sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Preferred Securities, any security convertible into or exchangeable for Preferred Securities or the
Series   Junior Subordinated Notes or any debt securities substantially similar
to the Series   Junior Subordinated Notes or equity securities substantially
similar to the Preferred Securities (except for the Series   Junior
Subordinated Notes and the Preferred Securities issued pursuant to the Underwriting Agreement), without prior written consent of the Representatives.

      Duke Capital estimates that its expenses in connection with this offering, excluding underwriting discounts and commissions, will be
approximately $       .

      Duke Capital and the Trust have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

      Certain of the Underwriters and their affiliates engage in transactions with, and, from time to time, have performed services for Duke Capital or its affiliates in the ordinary course of business and may do so in the future.

                           VALIDITY OF THE SECURITIES

      Richards, Layton & Finger, P.A., special Delaware counsel to Duke Capital and the Trust, will issue an opinion about the validity of the Preferred Securities under Delaware law on behalf of Duke Capital and the Trust. Dewey Ballantine LLP will issue an opinion about the validity of the Series Junior Subordinated Notes, the Guarantee and certain related matters as well as certain matters relating to United States federal income tax considerations on
behalf of Duke Capital and the Trust.         will issue an opinion about the
validity of the Series   Junior Subordinated Notes and the Guarantee for the
Underwriters.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this Prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This Prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS SUPPLEMENT
(To Prospectus dated      , 1999)

                  Subject to Completion dated August 26, 1999

                                  $[         ]

                            Duke Capital Corporation
                    a subsidiary of Duke Energy Corporation

                           Series  % Senior Notes due

                                 ------------

    Duke Capital will pay interest on the Series   Senior Notes on         and
        of each year. The first interest payment will be made on      ,    .
The Series   Senior Notes will mature on      ,     and are redeemable at the
option of Duke Capital at any time at a redemption price determined by using
the formula set forth under the caption "Description of the Series   Senior
Notes--Optional Redemption" in this Prospectus Supplement.

    The Series   Senior Notes are unsecured and rank equally with all other unsecured and unsubordinated indebtedness of Duke Capital. Duke Capital will
issue the Series   Senior Notes in denominations of $    and integral multiples
of $   .

                                                              Per Series
                                                              Senior Note  Total
                                                              ------------ -----
Initial Public Offering Price(1).............................
Underwriting Discounts and Commissions.......................
Proceeds, before expenses, to Duke Capital...................

------
(1) Purchasers will also be required to pay accrued interest from    ,    , if
  settlement occurs after that date.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.

    The underwriters expect to deliver the Series   Senior Notes on or about
       ,      .

                                 ------------

                            [Names of Underwriters]

                                 ------------

                   Prospectus Supplement dated        ,    .

      You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. Neither Duke Capital nor the Underwriters have authorized anyone else to provide you with different information. Neither Duke Capital nor the Underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate as of the respective dates on the front of those documents only. Duke Capital's business, financial condition, results of operations and prospects may have changed since those dates.

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                            Page
                                                                            ----
Forward-Looking Statements.................................................  S-3
Description of the Series   Senior Notes...................................  S-4
Underwriting............................................................... S-10
Validity of the Securities................................................. S-11
                                   Prospectus
About This Prospectus......................................................    2
Where You Can Find More Information........................................    2
Duke Capital Corporation...................................................    4
Use of Proceeds............................................................    6
The Trusts.................................................................    6
Description of the Senior Notes............................................    7
Description of the Junior Subordinated Notes...............................   18
Description of the Preferred Securities....................................   27
Description of the Guarantees..............................................   28
Accounting Treatment.......................................................   31
Plan of Distribution.......................................................   31
Experts....................................................................   32
Validity of the Securities.................................................   32

                           FORWARD-LOOKING STATEMENTS

      This Prospectus Supplement and the accompanying Prospectus contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast" and the like. Those statements represent Duke Capital's intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside Duke Capital's control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Those factors include:

    . state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed and degree to which competition enters the natural gas industry;

    . industrial, commercial and residential growth in the service territories of Duke Capital's subsidiaries;

    . the weather and other natural phenomena;

    . the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates;

    . changes in environmental and other laws and regulations to which Duke
      Capital and its subsidiaries are subject or other external factors over which Duke Capital has no control;

    . the results of financing efforts, including Duke Capital's ability to obtain financing on favorable terms, which can be affected by various factors, including its credit ratings and general economic conditions;

    . growth in opportunities for Duke Capital's subsidiaries;

    . achievement of Year 2000 readiness by Duke Capital, its subsidiaries and the customers and suppliers of those subsidiaries; and

    . the effect of accounting policies issued periodically by accounting standard-setting bodies.

      In light of these risks, uncertainties and assumptions, the forward-looking events referred to in this Prospectus Supplement and the accompanying Prospectus might not occur. Duke Capital undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                    DESCRIPTION OF THE SERIES   SENIOR NOTES

      The following description of the Series   Senior Notes is only a summary
and is not intended to be comprehensive. The description should be read together with the description of the general terms and provisions of Senior Notes provided under the caption "Description of the Senior Notes" in the accompanying Prospectus.

General

      The Series   Senior Notes will be limited in principal amount to $
and will be issued as a series of Senior Notes under Duke Capital's Senior Indenture.

      The entire principal amount of the Series   Senior Notes will mature and
become due and payable, together with any accrued and unpaid interest, on
       ,     .

      The Series   Senior Notes will not be subject to any sinking fund
provision.

Interest

      Each Series   Senior Note will bear interest at the rate of  % per year
from the date of original issuance. Duke Capital will pay interest semiannually
on         and         of each year, beginning       ,     , to the person in
whose name that Series   Senior Note is registered at the close of business on
the fifteenth calendar day before the relevant interest payment date, except that Duke Capital will pay interest payable at the maturity date of the Series
  Senior Notes or on a redemption date to the person or persons to whom principal is payable. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable is not a Business Day, Duke Capital will pay that interest on the next Business Day without any interest or other payment due to the delay.

Optional Redemption

      Duke Capital will have the right to redeem the Series   Senior Notes, in
whole or in part at any time, at a redemption price equal to the greater of (1)
100% of the principal amount of the Series   Senior Notes to be redeemed and
(2) the sum of the present values of the remaining scheduled payments of principal and interest on such Series Senior Notes (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury
Rate plus   basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

      "Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is
within three months before or after the maturity date of the Series   Senior
Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable
to the remaining term of the Series   Senior Notes to be redeemed that would be
utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable
maturity to the remaining term of such Series   Senior Notes.

      "Independent Investment Banker" means        and any successor firm or,
if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Senior Indenture Trustee after consultation with Duke Capital.

      "Comparable Treasury Price" means with respect to any redemption date for
the Series   Senior Notes (1) the average of     Reference Treasury Dealer
Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Senior Indenture
Trustee obtains fewer than     such Reference Treasury Dealer Quotations, the
average of all such quotations.

      "Reference Treasury Dealer" means each of         ,        ,
       ,            and             and their respective successors; provided,
however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), Duke Capital will substitute therefor another Primary Treasury Dealer.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Senior Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Senior Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Redemption Procedures

      Duke Capital will provide not less than 30 nor more than 60 days' notice
mailed to each registered holder of the Series   Senior Notes to be redeemed.
If the redemption notice is given and funds deposited as required, then interest will cease to accrue on and after the redemption date on the Series
Senior Notes or portions of Series   Senior Notes called for redemption. In the
event that any redemption date is not a Business Day, Duke Capital will pay the redemption price on the next Business Day without any interest or other payment due to the delay.

Ranking

      The Series   Senior Notes will be direct, unsecured and unsubordinated
obligations of Duke Capital. The Series   Senior Notes will rank equal in
priority with all other unsecured and unsubordinated indebtedness of Duke Capital and senior in right of payment to all existing and future subordinated
debt of Duke Capital. At        ,     , Duke Capital had outstanding
approximately $           of unsecured and unsubordinated indebtedness. The
Senior Indenture contains no restrictions on the amount of additional indebtedness that Duke Capital may issue under it.

Denominations

      The Series   Senior Notes will be issuable in denominations of $    and
integral multiples of $   .

Defeasance and Covenant Defeasance

      The Series   Senior Notes will be subject to Defeasance and Covenant
Defeasance as described in the Senior Indenture. See "Description of the Senior Notes--Defeasance and Covenant Defeasance" in the accompanying Prospectus.

Book-Entry Only Issuance--The Depository Trust Company

      The Depository Trust Company ("DTC") will act as the initial securities
depositary for the Series   Senior Notes. The Series   Senior Notes will be
initially issued as fully registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully registered global certificates will be
issued, representing the total principal amount of the Series   Senior Notes,
and will be deposited with DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ("participants") deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("direct participants"). DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

      Purchases of Series   Senior Notes within the DTC system must be made by
or through direct participants, which will receive a credit for the Series Senior Notes on DTC's records. The ownership interest of each actual purchaser
of Series   Senior Notes ("beneficial owner") is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners entered into the
transaction. Transfers of ownership interests in the Series   Senior Notes are
to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates
representing their ownership interests in Series   Senior Notes, except in the
event that use of the book-entry system for the Series   Senior Notes is
discontinued.

      To facilitate subsequent transfers, all Series   Senior Notes deposited
by participants with DTC are registered in the name of DTC's partnership
nominee, Cede & Co. The deposit of Series   Senior Notes with DTC and their
registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Series Senior Notes. DTC's records reflect only the identity of the direct
participants to whose accounts such Series   Senior Notes are credited, which
may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Redemption notices will be sent to DTC. If less than all of the Series Senior Notes are being redeemed, DTC will reduce the amount of interest of each
direct participant in the Series   Senior Notes in accordance with its
procedures.

      Neither DTC nor Cede & Co. will consent or vote with respect to Series Senior Notes. Under its usual procedures, DTC would mail an Omnibus Proxy to Duke Capital as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants
to whose accounts the Series   Senior Notes are credited on the record date
(identified in a listing attached to the Omnibus Proxy).

      Payments on the Series   Senior Notes will be made to Cede & Co., as
nominee of DTC. DTC's practice is to credit direct participants' accounts, upon DTC's receipt of funds and corresponding detailed information, on the relevant payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC or Duke Capital, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. is the responsibility of Duke Capital or the paying agent, disbursement of such payments to direct participants is the responsibility of Cede & Co. and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

      Except as provided herein, a beneficial owner of an interest in a global
Series   Senior Note will not be entitled to receive physical delivery of
Series   Senior Notes. Accordingly, each beneficial owner must rely on the
procedures of DTC to exercise any rights under the Series   Senior Notes. The
laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the
ability to transfer beneficial interests in a global Series   Senior Note.

      DTC may discontinue providing its services as securities depositary with
respect to the Series   Senior Notes at any time by giving reasonable notice to
Duke Capital. Under such circumstances, in the event that a successor
securities depositary is not obtained within 90 days, Series   Senior Note
certificates will be printed and delivered to the holders of record. Additionally, Duke Capital may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary) with respect
to the Series   Senior Notes. In that event, certificates for the Series
Senior Notes will be printed and delivered to the holders of record.

      DTC has advised Duke Capital that DTC's management is aware that some computer applications, systems and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed direct participants and other members of the financial community that it has developed and is implementing a program so that its systems, as they relate to the timely payment of distributions (including principal and interest payments) to security holders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's direct participants, third-party vendors from whom DTC licenses software and hardware, and third-party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed its participants and other members of the financial community that it is contacting (and will continue to contact) third-party vendors from whom DTC acquires services to: (1) impress upon them the importance of such services being Year 2000 compliant, and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to members of the financial community for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Duke Capital believes to be reliable, but neither Duke Capital nor any Underwriter takes any responsibility for its accuracy. Duke Capital has no responsibility for the performance by DTC or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

                                  UNDERWRITING

      Subject to the terms and conditions of the Underwriting Agreement, Duke Capital has agreed to sell to each of the Underwriters named below (for whom
               ,           ,           ,           ,           ,            and
           are acting as Representatives) and each of the Underwriters has severally agreed to purchase from Duke Capital the respective principal amount
of Series    Senior Notes set forth opposite its name below:

                                                                Principal Amount
                                                                 of Series
      Underwriter                                                Senior Notes
      -----------                                               ----------------



                                                                     -----
      Total....................................................      $
                                                                     =====

      In the Underwriting Agreement, the Underwriters have agreed, subject to
certain conditions, to purchase all of the Series   Senior Notes if any of the
Series   Senior Notes are purchased.

      The Underwriters propose initially to offer the Series   Senior Notes to
the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at that price less a
concession not in excess of $    per Series   Senior Note. The Underwriters may
allow, and those dealers may reallow, a discount not in excess of $    per
Series   Senior Note to certain other dealers. The initial public offering price, selling concession and discount may be changed after the initial public offering.

      The Underwriters may purchase and sell the Series   Senior Notes in the
open market in connection with the offering. Those transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing
or retarding a decline in the market price of the Series   Senior Notes.
Syndicate short positions involve the sale by the Underwriters of a greater
number of Series   Senior Notes than they are required to purchase from Duke
Capital in the offering. The Underwriters also may impose a penalty bid, by which selling concessions allowed to syndicate members or other broker dealers with respect to the securities sold in the offering for their account may be
reclaimed by the syndicate if those Series   Senior Notes are repurchased by
the syndicate in stabilizing or covering transactions. These activities may
stabilize, maintain or otherwise affect the market price of the Series   Senior
Notes, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time.

      Duke Capital has agreed, during the period of days from the date of the Underwriting Agreement, not to sell, offer to sell, grant any option for
the sale of, or otherwise dispose of any Series   Senior Notes, any security
convertible into or exchangeable for the Series   Senior Notes or any debt
securities substantially similar to the Series Senior Notes (except for the Series Senior Notes issued pursuant to the Underwriting Agreement), without the prior written consent of the Representatives.

      Duke Capital estimates that its expenses in connection with this offering, excluding underwriting discounts and commissions, will be
approximately $      .

      Duke Capital has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

      Certain of the Underwriters and their affiliates engage in transactions with, and, from time to time, have performed services for Duke Capital or its affiliates in the ordinary course of business and may do so in the future.

                           VALIDITY OF THE SECURITIES

      Dewey Ballantine LLP will issue an opinion about the validity of the
Series   Senior Notes and certain related matters on behalf of Duke Capital.
       will issue an opinion about the validity of the Series   Senior Notes
for the Underwriters.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $[         ]

                            Duke Capital Corporation
                    a subsidiary of Duke Energy Corporation

                             Series  % Senior Notes
                                    due

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------

                            [Names of Underwriters]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this Prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This Prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these + +securities in any state where the offer or sale of these securities is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Subject to Completion dated August 26, 1999

PROSPECTUS

                                 $2,000,000,000

                            Duke Capital Corporation
                    a subsidiary of Duke Energy Corporation

                                  Senior Notes
                           Junior Subordinated Notes

                                  -----------

                        Duke Capital Financing Trust IV

                         Duke Capital Financing Trust V

                        Duke Capital Financing Trust VI

                           Trust Preferred Securities
                 Guaranteed, to the extent described herein, by

                            Duke Capital Corporation
                    a subsidiary of Duke Energy Corporation

                                  -----------

    This Prospectus contains summaries of the general terms of these securities. You will find the specific terms of these securities, and the manner in which they are being offered, in supplements to this Prospectus. You should read this Prospectus and the applicable Prospectus Supplement carefully before you invest.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is      , 1999.

                             ABOUT THIS PROSPECTUS

      This Prospectus is part of a Registration Statement that Duke Capital, Duke Capital Financing Trust IV, Duke Capital Financing Trust V and Duke Capital Financing Trust VI filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under the shelf registration process, Duke Capital may issue Senior Notes and Junior Subordinated Notes and Duke Capital Financing Trust IV, Duke Capital Financing Trust V and Duke Capital Financing Trust VI may issue trust preferred securities in one or more offerings up to a total dollar amount of $2,000,000,000. The trust preferred securities that Duke Capital Financing Trust IV, Duke Capital Financing Trust V and Duke Capital Financing Trust VI may issue are called "Preferred Securities" in this Prospectus.

      This Prospectus provides general descriptions of the Senior Notes, Junior Subordinated Notes and Preferred Securities. Each time Senior Notes, Junior Subordinated Notes or Preferred Securities are sold, a Prospectus Supplement will provide specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. The Registration Statement filed with the SEC includes exhibits that provide more details about the matters discussed in this Prospectus. You should read this Prospectus, the related exhibits filed with the SEC and any Prospectus Supplement, together with the additional information described under the next caption, "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

      Duke Capital files annual, quarterly and special reports and other information with the SEC. You may read and copy any document Duke Capital files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC's toll-free telephone number at 1-800-SEC-0330 for further information about the operation of the public reference rooms. Duke Capital's SEC filings are available on the SEC's Web site at http://www.sec.gov.

      The SEC allows Duke Capital to "incorporate by reference" the information Duke Capital files with it, which means that Duke Capital can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus and should be read with the same care. Information that Duke Capital files later with the SEC will automatically update and supersede that information.

      The following documents are incorporated in and made a part of this Prospectus by reference:

      Duke Capital's annual report on Form 10-K for the year ended December 31, 1998;

      Duke Capital's quarterly reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999; and

      Duke Capital's current reports on Form 8-K filed on January 26, 1999, February 24, 1999, June 1, 1999 and August 6, 1999.

      Any documents that Duke Capital files with the SEC in the future under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 will also be incorporated by reference into this Prospectus until all of the securities being registered are sold.

      You may request a copy of these filings at no cost by writing or calling Duke Capital at the following address or at one of the following telephone numbers:

     Investor Relations Department
     Duke Capital Corporation
     P.O. Box 1005
     Charlotte, North Carolina 28201
     (704) 382-3853 or (800) 488-3853 (toll-free)

                            DUKE CAPITAL CORPORATION

      Duke Capital is a wholly owned subsidiary of Duke Energy Corporation, which, under the name of Duke Power Company, completed a merger with PanEnergy Corp on June 18, 1997 and changed its name to its present form. As a result, PanEnergy became a wholly owned subsidiary of Duke Energy. Subsequent to the merger, Duke Energy contributed all of the common stock of PanEnergy to Duke Capital, which, under the name of Church Street Capital Corp., served as the parent company of Duke Energy's non-utility operations. The combination of Duke Capital and PanEnergy was accounted for similar to a pooling of interests and, accordingly, the consolidated financial statements for periods prior to the combination were restated to include the operations of PanEnergy. Duke Capital provides financing and credit enhancement services for its subsidiaries and conducts its operating activities through six business segments:

    . Natural Gas Transmission

    . Field Services

    . Trading and Marketing

    . Global Asset Development

    . Other Energy Services

    . Real Estate Operations

      Natural Gas Transmission, through its Northeast Pipelines, provides interstate transportation and storage of natural gas for customers primarily in the Mid-Atlantic and New England states.

      Field Services gathers, processes, transports and markets natural gas and produces and markets natural gas liquids. Field Services operates gathering systems in western Canada and ten contiguous states in the United States that serve major gas-producing regions in the Rocky Mountains, Permian Basin, Mid-Continent and onshore and offshore Gulf Coast areas.

      Trading and Marketing markets natural gas, electricity and other energy-related products across North America. Duke Energy owns a 60% interest in Trading and Marketing, with Mobil Corporation owning a 40% minority interest.

      Global Asset Development develops, owns and operates energy-related facilities worldwide. Global Asset Development conducts its operations primarily through Duke Energy North America, LLC and Duke Energy International, LLC.

      Other Energy Services provides engineering, consulting, construction and integrated energy solutions worldwide, primarily through Duke Engineering & Services, Inc., Duke/Fluor Daniel and DukeSolutions, Inc.

      Real Estate Operations develops commercial and residential real estate projects and manages forest holdings in the southeastern United States. Real Estate Operations conducts its business through Crescent Resources, Inc.

      The foregoing information about Duke Capital and its business segments is only a general summary and is not intended to be comprehensive. For additional information about Duke Capital and its business segments you should refer to the information described under the caption "Where You Can Find More Information."

      Duke Capital's principal executive offices are located at 526 South Church Street, Charlotte, North Carolina 28202, telephone (704) 594-6200.

                             Recent Financial Data

      The following shows only selected consolidated financial information. You should refer to the financial statements included in the documents incorporated by reference in this Prospectus for additional information. See "Where You Can Find More Information."

                            Six Months
                          Ended June 30,     Year Ended December 31,
                          ------------------ -----------------------
                           1999       1998    1998   1997(1) 1996(1)
                          -------    ------- ------- ------- -------
                            (unaudited)
                                        (millions)
Income Statement Data
Operating Revenues......  $ 6,735    $ 5,988 $13,059 $11,915 $7,816
Operating Expenses......    6,271      5,522  12,023  11,079  6,947
                          -------    ------- ------- ------- ------
   Operating Income.....      464        466   1,036     836    869
Other Income, Net.......       50         56     101      37     20
                          -------    ------- ------- ------- ------
Earnings Before Interest
 and Taxes..............      514        522   1,137     873    889
Interest Expense........      115        113     237     214    232
Income Before Extraordi-
 nary Item..............      233        255     519     380    399
Net Income..............      893(2)     247     511     380    382

--------
(1) Data reflects accounting for the combination of Duke Capital with PanEnergy on June 30, 1997 similar to a pooling of interests. As a result, the data gives effect to the combination as if it had occurred as of January 1, 1996.
(2) Reflects a one-time after-tax extraordinary gain of approximately $660 million attributable to the sale of certain pipeline operations on March 29, 1999.

                                         As of
                                         June            As of December 31,
                                          30,        --------------------------
                                         1999           1998    1997(1) 1996(1)
                                        -------      ---------- ------- -------
Balance Sheet Data                                   (millions)
Property, Plant and Equipment, Net....  $ 8,052      $    7,154 $ 6,065 $5,801
Total Assets..........................   16,562          13,856  11,097  9,752
Short-Term Debt.......................       18              29     138    359
Long-Term Debt, including current por-
 tion.................................    3,171           3,142   2,942  2,203
Trust Preferred Securities............      580             580     --     --
Stockholder's Equity..................    5,008           4,073   3,366  3,060

--------
(1) Data reflects accounting for the combination of Duke Capital with PanEnergy on June 30, 1997 similar to a pooling of interests. As a result, the data gives effect to the combination as if it had occurred as of December 31, 1996.

                                Financial Ratios
                                  (unaudited)

                           Six Months
                         Ended June 30,          Year Ended December 31,
                         --------------    ------------------------------------
                          1999     1998    1998 1997(1) 1996(1) 1995(1) 1994(1)
                         -------  -------  ---- ------- ------- ------- -------
Ratio of Earnings to
 Fixed Charges..........     3.6      4.2  4.2    3.7     3.6     3.2     2.7

      For purposes of this ratio (a) earnings consist of income from continuing operations before income taxes and fixed charges, and (b) fixed charges consist of all interest deductions and the interest component of rentals.
--------
(1) Data reflects accounting for the combination of Duke Capital with PanEnergy on June 30, 1997 similar to a pooling of interests. As a result, the data gives effect to the combination as if it had occurred as of January 1, 1994.

                                USE OF PROCEEDS

      Each Trust will invest the proceeds it receives from the sale of the Preferred Securities in Junior Subordinated Notes. Unless the applicable Prospectus Supplement states otherwise, Duke Capital will use the net proceeds that it receives from such investment and any proceeds that it receives from sales of its Senior Notes or other sales of the Junior Subordinated Notes for general corporate purposes, including capital expenditures, working capital, debt repayments and advances to affiliates.

      If Duke Capital does not use the proceeds of the Senior Notes or the Junior Subordinated Notes, or the net proceeds of the Preferred Securities, immediately, it may temporarily invest them in short-term interest-bearing obligations or deposit them with banks.

                                   THE TRUSTS

      Duke Capital formed each Trust as a statutory business trust under Delaware law. Each Trust's business is defined in a trust agreement executed by Duke Capital, as depositor, and Chase Manhattan Bank Delaware. Each trust agreement will be amended when Preferred Securities are issued under it and will be in substantially the form filed as an exhibit to the Registration Statement. Each amended trust agreement is called a "Trust Agreement" in this Prospectus.

      The Preferred Securities and the Common Securities of each Trust represent undivided beneficial interests in the assets of that Trust. The Preferred Securities and the Common Securities together are sometimes called the "Trust Securities" in this Prospectus.

      The trustees of each Trust will conduct that Trust's business and affairs. Duke Capital, as the holder of the Common Securities of each Trust, will appoint the trustees of that Trust. The trustees of each Trust will consist of:

    .  two officers of Duke Capital as Administrative Trustees;

    .  The Chase Manhattan Bank as Property Trustee; and

    .  Chase Manhattan Bank Delaware as Delaware Trustee.

      The Prospectus Supplement relating to the Preferred Securities of a Trust will provide further information concerning that Trust.

      No separate financial statements of any Trust are included in this Prospectus. Duke Capital considers that such statements would not be material to holders of the Preferred Securities because no Trust has any independent operations and the sole purpose of each Trust is investing the proceeds of the sale of its Trust Securities in Junior Subordinated Notes. Duke Capital does not expect that any of the Trusts will be filing annual, quarterly or special reports with the SEC.

      The principal place of business of each Trust will be c/o Duke Capital Corporation, 526 South Church Street, Charlotte, North Carolina 28202, telephone (704) 594-6200.

                        DESCRIPTION OF THE SENIOR NOTES

      Duke Capital will issue the Senior Notes in one or more series under its Senior Indenture dated as of April 1, 1998 between Duke Capital and The Chase Manhattan Bank, as Trustee, as supplemented from time to time. The Senior Indenture is called the "Senior Indenture" in this Prospectus. The Trustee under the Senior Indenture is called the "Senior Indenture Trustee" in this Prospectus. The Senior Indenture is an exhibit to the Registration Statement.

      Duke Capital conducts its business through subsidiaries. Accordingly, its ability to meet its obligations under the Senior Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Capital. In addition, the rights that Duke Capital and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Certain subsidiaries of Duke Capital have incurred substantial amounts of debt in the expansion of their businesses and Duke Capital anticipates that they will continue to do so.

      The following description of the Senior Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Senior Indenture.

General

      The Senior Indenture does not limit the amount of Senior Notes that Duke Capital may issue under it. Duke Capital may issue Senior Notes from time to time under the Senior Indenture in one or more series by entering into supplemental indentures or by its Board of Directors or a duly authorized committee authorizing the issuance. The form of supplemental indenture to the Senior Indenture is an exhibit to the Registration Statement.

      The Senior Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

      The Senior Indenture does not protect the holders of Senior Notes if Duke Capital engages in a highly leveraged transaction.

Provisions Applicable to Particular Series

      The Prospectus Supplement for a particular series of Senior Notes will specify the terms of that series, including, if applicable:

    . the title of the series;

    . any limit on the principal amount of the Senior Notes of the series;

    . the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Capital has to change the date on which principal is payable;

    . the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

    . any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

    . whether Duke Capital may extend the interest payment periods and, if so, the terms of the extension;

    . the place or places where payments will be made, if other than the principal corporate trust office of the Senior Indenture Trustee;

    . any obligation that Duke Capital has to redeem the Senior Notes through a sinking fund or to purchase the Senior Notes through a purchase fund or at the option of the holder;

    . whether Duke Capital has the option to redeem the Senior Notes and, if so, the terms of its redemption option;

    . whether the provisions described under the caption "Defeasance and Covenant Defeasance" will not apply to the Senior Notes;

    . the currency in which payments will be made if other than U.S.
      dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

    . if payments may be made, at Duke Capital's election or at the holder's election, in a currency other than that in which the Senior Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

    . the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

    . whether the Senior Notes will be issuable as global securities and, if so, the securities depositary;

    . any changes in the events of default or covenants with respect to the Senior Notes;

    . any index or formula used for determining principal, premium or interest;

    . if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it; and

    . any other terms.

      Unless Duke Capital states otherwise in the applicable Prospectus Supplement, Duke Capital will issue the Senior Notes only in fully registered form, without coupons, and there will be no service charge for any registration of transfer or exchange of the Senior Notes. Duke Capital may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Transfers and exchanges of the Senior Notes may be made at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041.

      The Senior Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Capital states otherwise in the applicable Prospectus Supplement.

      Duke Capital may offer and sell the Senior Notes, including original issue discount Senior Notes, at a substantial discount below their principal amount. The applicable Prospectus Supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable Prospectus Supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Senior Notes which are denominated in a currency other than U.S. dollars.

Global Securities

      Duke Capital may issue some or all of the Senior Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. Duke Capital will register each global security with, or on behalf of, a securities depositary identified in the applicable Prospectus Supplement. Each global certificate will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

      As long as the securities depositary or its nominee is the registered holder of a global security representing Senior Notes, that person will be considered the sole owner and holder of the global security and the Senior Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

    . may not have the global security or any Senior Notes it represents registered in their names;

    . may not receive or be entitled to receive physical delivery of certificated Senior Notes in exchange for the global security; and

    . will not be considered the owners or holders of the global security or any Senior Notes it represents for any purposes under the Senior Notes or the Senior Indenture.

      Duke Capital will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

      Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Senior Notes is issued, the securities depositary will credit on its book entry, registration and transfer system the principal amounts of Senior Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

    . the securities depositary, with respect to participants' interests;
      and

    . any participant, with respect to interests the participant holds on behalf of other persons.

      Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Senior Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

    . Duke Capital;

    . the Senior Indenture Trustee; or

    . an agent of either of the above.

Redemption

      Any provisions relating to the redemption of Senior Notes will be set forth in the applicable Prospectus Supplement. Unless Duke Capital states otherwise in the applicable Prospectus Supplement, Duke Capital may redeem Senior Notes only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. Unless Duke Capital states otherwise in the applicable Prospectus Supplement, that notice may state that the redemption will be conditional upon the Senior Indenture Trustee, or the applicable Paying Agent, receiving sufficient funds to pay the principal, premium and interest on those Senior Notes on the date fixed for redemption and that if the Senior Indenture Trustee or the applicable Paying Agent does not receive those funds, the redemption notice will not apply, and Duke Capital will not be required to redeem those Senior Notes.

      Duke Capital will not be required to:

    . issue, register the transfer of, or exchange any Senior Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Senior Notes of that series that have been selected for redemption; or

    . register the transfer of, or exchange any Senior Note of that series selected for redemption except the unredeemed portion of a Senior Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

      The Senior Indenture provides that Duke Capital may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Capital's obligations under the Senior Indenture and the Senior Notes issued under it, and Duke Capital must deliver an officers' certificate and an opinion of counsel to the Senior Indenture Trustee that affirm compliance with all conditions in the Senior Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Capital under the Senior Indenture, and Duke Capital will be relieved of its obligations under the Senior Indenture and the Senior Notes issued under it.

Modification; Waiver

      Duke Capital may amend or modify the Senior Indenture with the consent of the holders of a majority of the outstanding Senior Notes of all series of Senior Notes issued under it that are affected by the amendment or modification, voting as one class. The consent of the holder of each outstanding Senior Note affected is, however, required to:

    . change the maturity date of the principal, or any installment of principal or interest on that Senior Note;

    . reduce the principal amount, the interest rate or any premium payable upon redemption on that Senior Note;

    . reduce the amount of principal due and payable upon acceleration of maturity;

    . change the currency of payment of principal, premium or interest on that Senior Note;

    . impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

    . reduce the percentage in principal amount of Senior Notes of any series required to amend or modify the Senior Indenture, to waive compliance with certain restrictive provisions of the Senior Indenture or to waive certain defaults; or

    . with certain exceptions, modify the provisions of the Senior Indenture governing amendments of the Senior Indenture or governing waiver of covenants or past defaults.

In addition, Duke Capital may supplement the Senior Indenture to create new series of Senior Notes and for certain other purposes, without the consent of any holders of Senior Notes issued under the Senior Indenture.

      The holders of a majority of the outstanding Senior Notes of any series may waive, for that series, Duke Capital's compliance with certain restrictive provisions of the Senior Indenture under which those Senior Notes were issued. The holders of a majority of the outstanding Senior Notes of all series under the Senior Indenture with respect to which a default has occurred and is continuing, all holders of those series voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Senior Note or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Senior Note of the series affected.

      If certain payments on a series of Senior Notes are insured by a financial guaranty insurance policy or other policy, terms other than those that are described in the preceding paragraph may apply to that series.

Events of Default

      The following are events of default under the Senior Indenture with respect to any series of Senior Notes, unless Duke Capital states otherwise in the applicable Prospectus Supplement:

    . failure to pay principal of or any premium on any Senior Note of that series when due;

    . failure to pay any interest on any Senior Note of that series, when due, that continues for 60 days; for this purpose, the date on which interest is due is the date on which Duke Capital is required to make payment following any deferral of interest payments by it under the terms of Senior Notes that permit such deferrals;

    . failure to make any sinking fund payment when required for any Senior
      Note of that series that continues for 60 days;

    . failure to perform any covenant in the Senior Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Senior Indenture Trustee or the holders of at least 33% of the outstanding Senior Notes of that series give Duke Capital written notice of the default; and

    . certain bankruptcy, insolvency or reorganization events with respect to Duke Capital.

In the case of the fourth event of default listed above, the Senior Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Senior Notes of that series, together with the Senior Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Capital has initiated and is diligently pursuing corrective action.

      Additional events of default may be established for a particular series and, if established, will be described in the applicable Prospectus Supplement.

      If an event of default with respect to Senior Notes of a series occurs and is continuing, then the Senior Indenture Trustee or the holders of at least 33% of the outstanding Senior Notes of that series may declare the principal amount of all Senior Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

    . Duke Capital has paid or deposited with the Senior Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Senior Indenture Trustee under the Senior Indenture; and

    . all events of default with respect to that series, other than the nonpayment of the principal which became due solely by virtue of the declaration, have been cured or waived.

      The Senior Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Senior Notes unless those holders have offered the Senior Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority of the outstanding Senior Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Senior Indenture Trustee or the exercise of any power of the Senior Indenture Trustee with respect to those Senior Notes. The Senior Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Senior Indenture Trustee in good faith considers it in the interest of the holders to do so.

      The holder of any Senior Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Senior Note on its maturity date or redemption date and to enforce those payments.

      If certain payments on a series of Senior Notes are insured by a financial guaranty insurance policy or other policy, terms other than those that are described in the preceding three paragraphs may apply to that series.

      Duke Capital is required to furnish each year to the Senior Indenture Trustee an officers' certificate to the effect that it is not in default under the Senior Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

      The paying agent will pay the principal of any Senior Notes only if those Senior Notes are surrendered to it. Unless Duke Capital states otherwise in the applicable Prospectus Supplement, the paying agent will pay interest on Senior Notes, subject to such surrender, where applicable, at its office or, at Duke Capital's option:

    . by wire transfer to an account at a banking institution in the United
      States that is designated in writing to the Senior Indenture Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

    . by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Senior Notes.

      Unless Duke Capital states otherwise in the applicable Prospectus Supplement, the Senior Indenture Trustee will act as paying agent for the Senior Notes, and the principal corporate trust office of the Senior Indenture Trustee will be the office through which the paying agent acts. Duke Capital may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

      Any money that Duke Capital has paid to a paying agent for principal or interest on any Senior Notes which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Duke Capital at its request. After repayment to Duke Capital, holders should look only to Duke Capital for those payments.

Negative Pledge

      While any of the Senior Notes remain outstanding, Duke Capital will not, and will not permit any Principal Subsidiary (as defined below) to, create, or permit to be created or to exist, any mortgage, lien, pledge, security interest or other encumbrance upon any Principal Property (as defined below) of Duke Capital or of a Principal Subsidiary or upon any shares of stock of any Principal Subsidiary, whether such Principal Property is, or shares of stock are, owned on or acquired after the date of the Senior Indenture, to secure any indebtedness for borrowed money of Duke Capital, unless the Senior Notes then outstanding are equally and ratably secured for so long as any such indebtedness is so secured.

      The foregoing restriction does not apply with respect to, among other things:

    . purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances upon property that Duke Capital or any Principal Subsidiary acquired after the date of the Senior Indenture;

    . mortgages, liens, pledges, security interests or other encumbrances existing on any property or shares of stock at the time Duke Capital or any Principal Subsidiary acquired it or them, including those which exist on any property or shares of stock of an entity with which Duke Capital or any Principal Subsidiary is consolidated or merged or which transfers or leases all or substantially all of its properties to Duke Capital or any Principal Subsidiary;

    . mortgages, liens, pledges, security interests or other encumbrances upon any property of Duke Capital or any Principal Subsidiary or shares of stock of any Principal Subsidiary that existed on the date of the initial issuance of Senior Notes or upon the property or shares of stock of any corporation existing at the time that corporation became a Principal Subsidiary;

    . pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which Duke Capital or any Principal Subsidiary is a party;

    . liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings;

    . liens incurred in connection with the issuance of bankers' acceptances and lines of credit, bankers' liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred;

    . liens incurred in connection with repurchase, swap or other similar agreements (including commodity price, currency exchange and interest rate protection agreements);

    . liens securing industrial revenue or pollution control bonds;

    . liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of Duke Capital or any Principal Subsidiary;

    . liens created in connection with, and created to secure, a non-
      recourse obligation;
    . mortgages, liens, pledges, security interests or other encumbrances in favor of the United States of America, any state, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages;
    . indebtedness which Duke Capital or any Principal Subsidiary may issue in connection with the consolidation or merger of Duke Capital or any Principal Subsidiary with or into any other entity, which may be an affiliate of Duke Capital or any Principal Subsidiary, in exchange or in substitution for secured indebtedness of that entity ("Third Party Debt") which by its terms (1) is secured by a mortgage on all or a portion of the property of that entity, (2) prevents that entity from incurring secured indebtedness, unless the Third Party Debt is secured equally and ratably with such secured indebtedness or (3) prevents that entity from incurring secured indebtedness;
    . indebtedness of any entity which Duke Capital or any Principal
      Subsidiary is required to assume in connection with a consolidation or merger of that entity, with respect to which any property of Duke Capital or any Principal Subsidiary is subjected to a mortgage, lien, pledge, security interest or other encumbrance;
    . mortgages, liens, security interests or other encumbrances on property held or used by Duke Capital or any Principal Subsidiary in connection with the exploration for, or development, gathering, production, storage or marketing of, natural gas, oil or other minerals (including liquefied gas and synthetic gas);
    . mortgages, liens, pledges, security interests and other encumbrances in favor of Duke Capital, one or more Principal Subsidiaries, one or more wholly owned Subsidiaries (as defined below) of Duke Capital or any of the foregoing in combination;
    . mortgages, liens, pledges, security interests or other encumbrances upon any property acquired, constructed, developed or improved by Duke Capital or any Principal Subsidiary after the date of the Senior Indenture which are created before, at the time of, or within 18 months after such acquisition--or in the case of property constructed, developed or improved, after the completion of the construction, development or improvement and commencement of full commercial operation of that property, whichever is later--to secure or provide for the payment of any part of its purchase price or cost; provided that, in the case of such construction, development or improvement, the mortgages, liens, pledges, security interests or other encumbrances shall not apply to any property that Duke Capital or any Principal Subsidiary owns other than real property that is unimproved up to that time; and

    . the replacement, extension or renewal of any mortgage, lien, pledge, security interest or other encumbrance described above; or the replacement, extension or renewal (not exceeding the principal amount of indebtedness so secured together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness so secured; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the mortgage, lien, pledge, security interest or other encumbrance replaced, extended or renewed, plus improvements on it or additions or accessions to it.

In addition, Duke Capital or any Principal Subsidiary may create or assume any other mortgage, lien, pledge, security interest or other encumbrance not excepted in the Senior Indenture without Duke Capital equally and ratably securing the Senior Notes, if immediately after that creation or assumption, the principal amount of indebtedness for borrowed money of Duke Capital that all such other mortgages, liens, pledges, security interests and other encumbrances secure does not exceed an amount equal to 10% of Duke Capital's common stockholder's equity as shown on its consolidated balance sheet for the accounting period occurring immediately before the creation or assumption of that mortgage, lien, pledge, security interest or other encumbrance.

      For purposes of the preceding paragraphs, the following terms have these meanings: "Principal Property" means any natural gas pipeline, natural gas gathering system, natural gas storage facility, natural gas processing plant or other plant or facility located in the United States that in the opinion of the Board of Directors or management of Duke Capital is of material importance to the business conducted by Duke Capital and its consolidated subsidiaries taken as a whole; "Principal Subsidiary" means any Subsidiary of Duke Capital that owns a Principal Property; and "Subsidiary" means, as to any entity, a corporation of which more than 50% of the outstanding shares of stock having ordinary voting power (other than stock having such power only by reason of contingency) is at the time owned, directly or indirectly, through one or more intermediaries, or both, by such entity.

Defeasance and Covenant Defeasance

    The Senior Indenture provides that Duke Capital may be:

    . discharged from its obligations, with certain exceptions, with respect to any series of Senior Notes, such a discharge being called a "Defeasance" in this Prospectus; and

    . released from its obligations under certain restrictive covenants especially established with respect to any series of Senior Notes, including the obligations described above under the caption "Negative Pledge," such a release being called a "Covenant Defeasance" in this Prospectus.

Duke Capital must satisfy certain conditions to effect a Defeasance or Covenant Defeasance. Those conditions include the irrevocable deposit with the Senior Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Senior Notes on the maturity dates of those payments or upon redemption.

      Following a Defeasance, payment of the Senior Notes defeased may not be accelerated because of an event of default under the Senior Indenture. Following a Covenant Defeasance, the payment of Senior Notes may not be accelerated by reference to the covenants from which Duke Capital has been released. A Defeasance may occur after a Covenant Defeasance.

      Under current United States federal income tax laws, a Defeasance would be treated as an exchange of the relevant Senior Notes in which holders of those Senior Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that Defeasance. Duke Capital urges investors to consult their own tax advisors as to the specific consequences of a Defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

      Under current United States federal income tax law, unless accompanied by other changes in the terms of the Senior Notes, a Covenant Defeasance should not be treated as a taxable exchange.

Concerning the Senior Indenture Trustee

      The Chase Manhattan Bank is the Senior Indenture Trustee and the Trustee under the Subordinated Indenture. Duke Capital and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee under other indentures pursuant to which securities of Duke Capital and of certain of its affiliates are outstanding.

      The Senior Indenture Trustee will perform only those duties that are specifically set forth in the Senior Indenture unless an event of default under the Senior Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Senior Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the Senior Indenture Trustee is under no obligation to exercise any of its powers under the Senior Indenture at the request of any holder of Senior Notes unless that holder offers reasonable indemnity to the Senior Indenture Trustee against the costs, expenses and liabilities which it might incur as a result.

                  DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

      Duke Capital will issue the Junior Subordinated Notes in one or more series under its Subordinated Indenture dated as of April 1, 1998 between Duke Capital and The Chase Manhattan Bank, as Trustee, as supplemented from time to time. The Subordinated Indenture is called the "Subordinated Indenture" in this Prospectus. The Trustee under the Subordinated Indenture is called the "Subordinated Indenture Trustee" in this Prospectus. The Subordinated Indenture is an exhibit to the Registration Statement.

      The Junior Subordinated Notes are unsecured obligations of Duke Capital and are junior in right of payment to "Senior Indebtedness" of Duke Capital. You may find a description of the subordination provisions of the Junior Subordinated Notes, including a description of Senior Indebtedness of Duke Capital, under the caption "Subordination."

      Duke Capital conducts its business through subsidiaries. Accordingly, its ability to meet its obligations under the Junior Subordinated Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Capital. In addition, the rights that Duke Capital and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors. Certain subsidiaries of Duke Capital have incurred substantial amounts of debt in the expansion of their businesses and Duke Capital anticipates that they will continue to do so.

      The following description of the Junior Subordinated Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Subordinated Indenture.

General

      The Subordinated Indenture does not limit the amount of Subordinated Notes, including Junior Subordinated Notes, that Duke Capital may issue under it. Duke Capital may issue Subordinated Notes, including Junior Subordinated Notes, from time to time under the Subordinated Indenture in one or more series by entering into supplemental indentures or by its Board of Directors or a duly authorized committee authorizing the issuance. The form of supplemental indenture to the Subordinated Indenture is an exhibit to the Registration Statement.

      The Junior Subordinated Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

      The Subordinated Indenture does not protect the holders of Junior Subordinated Notes if Duke Capital engages in a highly leveraged transaction.

Provisions Applicable to Particular Series

The Prospectus Supplement for a particular series of Junior Subordinated Notes will specify the terms of that series, including, if applicable:

    . the title of the series;

    . any limit on the principal amount of the Junior Subordinated Notes of the series;

    . the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Capital has to change the date on which principal is payable;

    . the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

    . any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

    . whether Duke Capital may extend the interest payment periods and, if so, the terms of the extension;

    . the place or places where payments will be made, if other than the principal corporate trust office of the Subordinated Indenture Trustee;

    . any obligation that Duke Capital has to redeem the Junior Subordinated
      Notes through a sinking fund or to purchase the Junior Subordinated Notes through a purchase fund or at the option of the holder;

    . whether Duke Capital has the option to redeem the Junior Subordinated
      Notes and, if so, the terms of its redemption option;

    . whether the provisions described under the caption "Defeasance and Covenant Defeasance" will not apply to the Junior Subordinated Notes;

    . the currency in which payments will be made if other than U.S.
      dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

    . if payments may be made, at Duke Capital's election or at the holder's election, in a currency other than that in which the Junior
      Subordinated Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

    . the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

    . whether the Junior Subordinated Notes will be issuable as global securities and, if so, the securities depositary;

    . any changes in the events of default or covenants with respect to the Junior Subordinated Notes;

    . any index or formula used for determining principal, premium or interest;

    . if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

    . the subordination of the Junior Subordinated Notes to any other of Duke Capital's indebtedness, including other series of Subordinated Notes; and

    . any other terms.

      The interest rate and interest and other payment dates of each series of Junior Subordinated Notes issued to a Trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the Preferred Securities of that Trust.

      Unless Duke Capital states otherwise in the applicable Prospectus Supplement, Duke Capital will issue the Junior Subordinated Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Junior Subordinated Notes. Duke Capital may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Transfers and exchanges of the Junior Subordinated Notes may be made at The Chase Manhattan Bank, 55 Water Street, New York, New York 10041.

      The Junior Subordinated Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Capital states otherwise in the applicable Prospectus Supplement.

Global Securities

      Duke Capital may issue some or all of the Junior Subordinated Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. Duke Capital will register each global security with, or on behalf of, a securities depositary identified in the applicable Prospectus Supplement. Each global certificate will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

      As long as the securities depositary or its nominee is the registered holder of a global security representing Junior Subordinated Notes, that person will be considered the sole owner and holder of the global security and the Junior Subordinated Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

    . may not have the global security or any Junior Subordinated Notes it represents registered in their names;

    . may not receive or be entitled to receive physical delivery of certificated Junior Subordinated Notes in exchange for the global security; and

    . will not be considered the owners or holders of the global security or any Junior Subordinated Notes it represents for any purposes under the Junior Subordinated Notes or the Subordinated Indenture.

      Duke Capital will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

      Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called "participants" in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Junior Subordinated Notes is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Junior Subordinated Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

    . the securities depositary, with respect to participants' interests;
      and

    . any participant, with respect to interests the participant holds on behalf of other persons.

      Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary's or any participant's records relating to beneficial interests in a global security representing Junior Subordinated Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

    . Duke Capital;

    . the Subordinated Indenture Trustee;

    . the Trust (if the Junior Subordinated Notes are issued to a Trust); or

    . any agent of any of the above.

Redemption

      Any provisions relating to the redemption of Junior Subordinated Notes will be set forth in the applicable Prospectus Supplement. Unless Duke Capital states otherwise in the applicable Prospectus Supplement, Duke Capital may redeem Junior Subordinated Notes only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption.

      Duke Capital will not be required to:

    . issue, register the transfer of, or exchange any Junior Subordinated
      Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Junior Subordinated Notes of that series that have been selected for redemption; or

    . register the transfer of, or exchange any Junior Subordinated Note of that series selected for redemption except the unredeemed portion of a Junior Subordinated Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

      The Subordinated Indenture provides that Duke Capital may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Capital's obligations under the Subordinated Indenture and the Subordinated Notes, including the Junior Subordinated Notes, issued under it, and Duke Capital must deliver an officers' certificate and an opinion of counsel to the Subordinated Indenture Trustee that affirm compliance with all conditions in the Subordinated Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Capital under the Subordinated Indenture, and Duke Capital will be relieved of its obligations under the Subordinated Indenture and the Subordinated Notes issued under it.

Modification; Waiver

      Duke Capital may amend or modify the Subordinated Indenture with the consent of the holders of a majority of the outstanding Subordinated Notes of all series issued under it that are affected by the amendment or modification, voting as one class. The consent of the holder of each outstanding Subordinated Note affected is, however, required to:

    . change the maturity date of the principal, or any installment of principal or interest on that Subordinated Note;

    . reduce the principal amount, the interest rate or any premium payable upon redemption on that Subordinated Note;

    . reduce the amount of principal due and payable upon acceleration of maturity;

    . change the currency of payment of principal, premium or interest on that Subordinated Note;

    . impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

    . reduce the percentage in principal amount of Subordinated Notes of any series required to amend or modify the Subordinated Indenture, to waive compliance with certain restrictive provisions of the Subordinated Indenture or to waive certain defaults; or

    . with certain exceptions, modify the provisions of the Subordinated
      Indenture governing amendments of the Subordinated Indenture or governing waiver of covenants or past defaults.

In addition, Duke Capital may supplement the Subordinated Indenture to create new series of Junior Subordinated Notes and for certain other purposes, without the consent of any holders of Subordinated Notes, including Junior Subordinated Notes.

      The holders of a majority of the outstanding Junior Subordinated Notes of any series may waive, for that series, Duke Capital's compliance with certain restrictive provisions of the Subordinated Indenture under which those Junior Subordinated Notes were issued. The holders of a majority of the outstanding Subordinated Notes of all series under the Subordinated Indenture with respect to which a default has occurred and is continuing, all holders of those series voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Subordinated Note or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Subordinated Note of the series affected.

      Duke Capital may not amend the Subordinated Indenture to change the subordination of any outstanding Junior Subordinated Notes without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.

Events of Default

      The following are events of default under the Subordinated Indenture with respect to any series of Junior Subordinated Notes, unless Duke Capital states otherwise in the applicable Prospectus Supplement:

    . failure to pay principal of or any premium on any Junior Subordinated
      Note of that series when due;

    . failure to pay any interest on any Junior Subordinated Note of that series, when due, that continues for 60 days; for this purpose, the date on which interest is due is the date on which Duke Capital is required to make payment following any deferral of interest payments by it under the terms of Junior Subordinated Notes that permit such deferrals;

    . failure to make any sinking fund payment when required for any Junior
      Subordinated Note of that series that continues for 60 days;

    . failure to perform any covenant in the Subordinated Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Subordinated Indenture Trustee or the holders of at least 33% of the outstanding Junior Subordinated Notes of that series give Duke Capital written notice of the default; and

    . certain bankruptcy, insolvency or reorganization events with respect to Duke Capital.

In the case of the fourth event of default listed above, the Subordinated Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Junior Subordinated Notes of that series, together with the Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Capital has initiated and is diligently pursuing corrective action.

      Additional events of default may be established for a particular series and, if established, will be described in the applicable Prospectus Supplement.

      If an event of default with respect to Junior Subordinated Notes of a series occurs and is continuing, then the Subordinated Indenture Trustee or the holders of at least 33% of the outstanding Junior Subordinated Notes of that series may declare the principal amount of all Junior Subordinated Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

    . Duke Capital has paid or deposited with the Subordinated Indenture
      Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Subordinated Indenture Trustee under the Subordinated Indenture; and

    . all events of default with respect to that series, other than the nonpayment of the principal which became due solely by virtue of the declaration, have been cured or waived.

      A holder of Preferred Securities may institute a legal proceeding directly against Duke Capital, without first instituting a legal proceeding against the Property Trustee of the Trust under which those Preferred Securities were issued or any other person or entity, for enforcement of payment to that holder of principal or interest on an equivalent amount of Junior Subordinated Notes of the related series on or after the due dates specified in those Junior Subordinated Notes.

      The Subordinated Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Junior Subordinated Notes unless those holders have offered the Subordinated Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority of the outstanding Junior Subordinated Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Subordinated Indenture Trustee or the exercise of any power of the Subordinated Indenture Trustee with respect to those Junior Subordinated Notes. The Subordinated Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Subordinated Indenture Trustee in good faith considers it in the interest of the holders to do so.

      The holder of any Junior Subordinated Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Junior Subordinated Note on its maturity date or redemption date and to enforce those payments.

      Duke Capital is required to furnish each year to the Subordinated Indenture Trustee an officers' certificate to the effect that it is not in default under the Subordinated Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

      The paying agent will pay the principal of any Junior Subordinated Notes only if those Junior Subordinated Notes are surrendered to it. Unless Duke Capital states otherwise in the applicable Prospectus Supplement, the paying agent will pay interest on Junior Subordinated Notes, subject to such surrender, where applicable, at its office or, at Duke Capital's option:

    . by wire transfer to an account at a banking institution in the United
      States that is designated in writing to the Subordinated Indenture Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

    . by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Junior Subordinated Notes.

      Unless Duke Capital states otherwise in the applicable Prospectus Supplement, the Subordinated Indenture Trustee will act as paying agent for the Junior Subordinated Notes, and the principal corporate trust office of the Subordinated Indenture Trustee will be the office through which the paying agent acts. Duke Capital may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

      Any money that Duke Capital has paid to a paying agent for principal or interest on any Junior Subordinated Notes which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Duke Capital at its request. After repayment to Duke Capital, holders should look only to Duke Capital for those payments.

Defeasance and Covenant Defeasance

The Subordinated Indenture provides that Duke Capital may be:

    . discharged from its obligations, with certain exceptions, with respect to any series of Junior Subordinated Notes, such a discharge being called a "Defeasance" in this Prospectus; and

    . released from its obligations under certain restrictive covenants especially established with respect to a series of Junior Subordinated Notes, such a release being called a "Covenant Defeasance" in this Prospectus.

      Duke Capital must satisfy certain conditions to effect a Defeasance or Covenant Defeasance. Those conditions include the irrevocable deposit with the Subordinated Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Junior Subordinated Notes on the maturity dates of those payments or upon redemption. Following a Defeasance, payment of the Junior Subordinated Notes defeased may not be accelerated because of an event of default under the Subordinated Indenture.

      Under current United States federal income tax laws, a Defeasance would be treated as an exchange of the relevant Junior Subordinated Notes in which holders of those Junior Subordinated Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that Defeasance. Duke Capital urges investors to consult their own tax advisors as to the specific consequences of a Defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

      Junior Subordinated Notes issued to a Trust will not be subject to Covenant Defeasance.

Subordination

      Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

    . Duke Capital makes a payment or distribution of any of its assets to creditors upon its dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

    . a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

    . the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or Duke Capital will make provision for those payments, before the holders of any Junior Subordinated Notes have the right to receive any payments of principal or interest on their Junior Subordinated Notes.

      "Senior Indebtedness" means, with respect to any series of Junior Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

    . all of Duke Capital's indebtedness that is evidenced by notes, debentures, bonds or other securities Duke Capital sells for money or other obligations for money borrowed;

    . all indebtedness of others of the kinds described in the preceding category which Duke Capital has assumed or guaranteed or which Duke Capital has in effect guaranteed through an agreement to purchase, contingent or otherwise; and

    . all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding two categories.

      Any such indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with those Junior Subordinated Notes. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

      Future series of Subordinated Notes which are not Junior Subordinated Notes may rank senior to outstanding series of Junior Subordinated Notes and would constitute Senior Indebtedness with respect to those series.

      The Subordinated Indenture does not limit the amount of Senior Indebtedness that Duke Capital may issue. As of June 30, 1999, Duke Capital's Senior Indebtedness totaled approximately $1,950,000,000.

Concerning the Subordinated Indenture Trustee

      The Chase Manhattan Bank is the Subordinated Indenture Trustee and the Trustee under the Senior Indenture Trustee. Duke Capital and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee under other indentures pursuant to which securities of Duke Capital and of certain of its affiliates are outstanding.

      The Subordinated Indenture Trustee will perform only those duties that are specifically set forth in the Subordinated Indenture unless an event of default under the Subordinated Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Subordinated Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the Subordinated Indenture Trustee is under no obligation to exercise any of its powers under the Subordinated Indenture at the request of any holder of Junior Subordinated Notes unless that holder offers reasonable indemnity to the Subordinated Indenture Trustee against the costs, expenses and liabilities which it might incur as a result.

                    DESCRIPTION OF THE PREFERRED SECURITIES

      Each Trust may issue only one series of Preferred Securities. The Trust Agreement of each Trust will authorize the Administrative Trustees to issue the Preferred Securities of that Trust on behalf of that Trust. For additional information you should refer to the applicable Trust Agreement. The form of Trust Agreement is an exhibit to the Registration Statement.

      You should refer to the applicable Prospectus Supplement for the terms of any series of Preferred Securities, including:

    . the title of the series;

    . the number of Preferred Securities of the series;

    . the yearly distribution rate, or the method of determining that rate, and the date or dates on which distributions will be payable;

    . the date or dates, or method of determining the date or dates, from which distributions will be cumulative;

    . the amount that will be paid out of the assets of the Trust to the holders of the Preferred Securities upon the voluntary or involuntary dissolution, winding-up or termination of the Trust;

    . any obligation that the Trust has to purchase or redeem the Preferred
      Securities, and the price at which, the period within which, and the terms and conditions upon which the Trust will purchase or redeem them;

    . any voting rights of the Preferred Securities that are in addition to those legally required, including any right that the holders of the Preferred Securities have to approve certain actions under or amendments to the Trust Agreement;

    . any right that the Trust has to defer distributions on the Preferred
      Securities in the event the interest payment period on the related Junior Subordinated Notes is extended; and

    . any other rights, preferences, privileges, limitations or restrictions upon the Preferred Securities of the series.

      Duke Capital will guarantee each series of Preferred Securities to the extent described below under the caption "Description of the Guarantees."

      The applicable Prospectus Supplement will describe any material United States federal income tax considerations that apply to the Preferred Securities.

                         DESCRIPTION OF THE GUARANTEES

      Duke Capital will execute the Guarantees from time to time for the benefit of the holders of the Preferred Securities of the respective Trusts. The Chase Manhattan Bank will act as Guarantee Trustee under each Guarantee. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the Preferred Securities to which it relates.

      The following description of the Guarantees is only a summary and is not intended to be comprehensive. The form of Guarantee is an exhibit to the Registration Statement.

General

      Duke Capital will irrevocably and unconditionally agree under each Guarantee to pay the Guarantee Payments that are defined below, to the extent specified in that Guarantee, to the holders of the Preferred Securities to which the Guarantee relates, to the extent that the Guarantee Payments are not paid by or on behalf of the related Trust. Duke Capital is required to pay the Guarantee Payments to the extent specified in the relevant Guarantee regardless of any defense, right of set-off or counterclaim that Duke Capital may have or may assert against any person.

      The following payments and distributions on the Preferred Securities of a Trust are Guarantee Payments:

    . any accrued and unpaid distributions required to be paid on the Preferred Securities of the Trust, but only to the extent that the Trust has funds legally and immediately available for those distributions;

    . the redemption price for any Preferred Securities that the Trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the Trust has funds legally and immediately available for the payment; and

    . upon a dissolution, winding-up or termination of the Trust, other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities of the Trust or the redemption of all the Preferred Securities of the Trust, the lesser of:

           . the sum of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities of the Trust to the payment date, to the extent that the Trust has funds legally and immediately available for the payment; and

           . the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities of the Trust in liquidation of the Trust.

      Duke Capital may satisfy its obligation to make a Guarantee Payment by making that payment directly to the holders of the related Preferred Securities or by causing the Trust to make the payment to those holders.

      Each Guarantee will be a full and unconditional guarantee, subject to certain subordination provisions, of the Guarantee Payments with respect to the related Preferred Securities from the time of issuance of those Preferred Securities, except that the Guarantee will only apply to the payment of distributions and other payments on the Preferred Securities when the Trust has sufficient funds legally and immediately available to make those distributions or other payments.

      If Duke Capital does not make the required payments on the Junior Subordinated Notes that the Property Trustee holds under a Trust, that Trust will not make the related payments on its Preferred Securities.

Subordination

      Duke Capital's obligations under each Guarantee will be unsecured obligations of Duke Capital. Those obligations will rank:

    . subordinate and junior in right of payment to all of Duke Capital's other liabilities, other than obligations or liabilities that rank equal in priority or subordinate by their terms;

    . equal in priority with the most senior preferred stock that Duke
      Capital may issue and similar guarantees; and

    . senior to Duke Capital's common stock.

      Duke Capital has no preferred stock outstanding that will rank equal in priority with the Guarantees. Duke Capital has common stock outstanding that will rank junior to the Guarantees.

      Each Guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against Duke Capital, as guarantor, to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity.

      The terms of the Preferred Securities will provide that each holder of the Preferred Securities, by accepting those Preferred Securities, agrees to the subordination provisions and other terms of the related Guarantee.

Amendments and Assignment

      Duke Capital may amend each Guarantee without the consent of any holder of the Preferred Securities to which that Guarantee relates if the amendment does not materially and adversely affect the rights of those holders. Duke Capital may otherwise amend each Guarantee with the approval of the holders of at least 66 2/3% of the outstanding Preferred Securities to which that Guarantee relates.

Termination

      Each Guarantee will terminate and be of no further effect when:

    . the redemption price of the Preferred Securities to which the Guarantee relates is fully paid;

    . Duke Capital distributes the related Junior Subordinated Notes to the holders of those Preferred Securities; or

    . the amounts payable upon liquidation of the related Trust are fully paid.

      Each Guarantee will remain in effect or will be reinstated if at any time any holder of the related Preferred Securities must restore payment of any sums paid to that holder with respect to those Preferred Securities or under that Guarantee.

Events of Default

      An event of default will occur under any Guarantee if Duke Capital fails to perform any of its payment obligations under that Guarantee. The holders of a majority of the Preferred Securities of any series may waive any such event of default and its consequences on behalf of all of the holders of the Preferred Securities of that series. The Guarantee Trustee is obligated to enforce the Guarantee for the benefit of the holders of the Preferred Securities of a series if an event of default occurs under the related Guarantee.

      The holders of a majority of the Preferred Securities to which a Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee with respect to that Guarantee or to direct the exercise of any trust or power that the Guarantee Trustee holds under that Guarantee. Any holder of the related Preferred Securities may institute a legal proceeding directly against Duke Capital to enforce that holder's rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

Concerning the Guarantee Trustee

      The Chase Manhattan Bank is the Guarantee Trustee. It is also the Property Trustee, the Subordinated Indenture Trustee and the Senior Indenture Trustee. Duke Capital and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank. The Chase Manhattan Bank also serves as trustee under other indentures pursuant to which securities of Duke Capital and certain of its affiliates are outstanding.

      The Guarantee Trustee will perform only those duties that are specifically set forth in each Guarantee unless an event of default under the Guarantee occurs and is continuing. In case an event of default occurs and is continuing, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to those provisions, the Guarantee Trustee is under no obligation to exercise any of its powers under any Guarantee at the request of any holder of the related Preferred Securities unless that holder offers reasonable indemnity to the Guarantee Trustee against the costs, expenses and liabilities which it might incur as a result.

Agreements as to Expenses and Liabilities

      Duke Capital will enter into an Agreement as to Expenses and Liabilities under each Trust Agreement. Each Agreement as to Expenses and Liabilities will provide that Duke Capital will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the related Trust to each person or entity to whom that Trust becomes indebted or liable. The exceptions are the obligations of the Trust to pay to the holders of the related Preferred Securities or other similar interests in that Trust the amounts due to the holders under the terms of those Preferred Securities or those similar interests.

                              ACCOUNTING TREATMENT

      Each Trust will be treated as a subsidiary of Duke Capital for financial reporting purposes. Accordingly, Duke Capital's consolidated financial statements will include the accounts of each Trust. The Preferred Securities, along with other trust preferred securities that Duke Capital guarantees on an equivalent basis, will be presented as a separate line item in Duke Capital's consolidated balance sheets, entitled "Guaranteed Preferred Beneficial Interests in Subordinated Notes of Duke Capital Corporation." Duke Capital will record distributions that each Trust pays on the Preferred Securities as an expense in its consolidated statement of income.

                              PLAN OF DISTRIBUTION

      The Senior Notes, the Junior Subordinated Notes and the Preferred Securities may be sold in any of three ways:

    . through underwriters or dealers;

    . directly to a limited number of institutional purchasers or to a single purchaser; or

    . through agents.

      The applicable Prospectus Supplement will describe the terms under which the Senior Notes, the Junior Subordinated Notes or the Preferred Securities are offered, including:

    . the names of any underwriters, dealers or agents;

    . the purchase price and the net proceeds from the sale;

    . any underwriting discounts and other items constituting underwriters' compensation;

    . any initial public offering price; and

    . any discounts or concessions allowed, re-allowed or paid to dealers.

      Any underwriters or dealers may from time to time change any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

      If underwriters participate in the sale of the Senior Notes, the Junior Subordinated Notes or the Preferred Securities, those underwriters will acquire the Senior Notes, Junior Subordinated Notes or Preferred Securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale.

      Unless Duke Capital states otherwise in the applicable Prospectus Supplement, the obligations of any underwriter to purchase the Senior Notes, the Junior Subordinated Notes or the Preferred Securities will be subject to conditions, and the underwriter will be obligated to purchase all the Senior Notes, Junior Subordinated Notes or Preferred Securities offered, except that in some cases involving a default by an underwriter, less than all of the Senior Notes, Junior Subordinated Notes or Preferred Securities offered may be purchased. If the Senior Notes, the Junior Subordinated Notes or the Preferred Securities are sold through an agent, the applicable Prospectus Supplement will state the name and any commission that may be paid to the agent. Unless Duke Capital states otherwise in the Prospectus Supplement, that agent will be acting on a best-efforts basis for the period of its appointment.

      Agents and underwriters may be entitled to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, under agreements entered into with the applicable Trust and Duke Capital.

      Underwriters and their affiliates may engage in transactions with, and, from time to time, perform services for, the Trusts and Duke Capital or their affiliates in the ordinary course of their business.

      The Senior Notes, the Junior Subordinated Notes and the Preferred Securities may or may not be listed on a national securities exchange.

                                    EXPERTS

      Duke Capital's consolidated financial statements as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, except PanEnergy and subsidiaries as of and for the period ended December 31, 1996, included in Duke Capital's annual report on Form 10-K for the year ended December 31, 1998, which are incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference in this Prospectus. The financial statements of PanEnergy and subsidiaries (consolidated with Duke Capital's financial statements) as of and for the year ended December 31, 1996 have been audited by KPMG LLP, independent certified public accountants, as stated in their report incorporated by reference in this Prospectus. Those financial statements are incorporated in this Prospectus in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.

                           VALIDITY OF THE SECURITIES

      Richards, Layton & Finger, P.A., special Delaware counsel to Duke Capital and the Trusts, will issue opinions about the validity of the Preferred Securities under Delaware law on behalf of Duke Capital and the Trusts. Dewey Ballantine LLP will issue opinions about the validity of the Senior Notes, the Junior Subordinated Notes and the Guarantees and certain related matters on behalf of Duke Capital. Counsel named in the applicable Prospectus Supplement will issue opinions about the validity of the Senior Notes, the Junior Subordinated Notes and the Guarantees on behalf of any underwriters, dealers or agents.

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                                  [          ]
                              Preferred Securities

                                  Duke Capital
                              Financing Trust [  ]

                          % Trust Preferred Securities
                (Liquidation amount $   per Preferred Security)

                           Guaranteed, to the extent
                              described herein, by

                                  Duke Capital
                                  Corporation
                                a subsidiary of
                            Duke Energy Corporation

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

                            [Names of Underwriters]

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--------------------------------------------------------------------------------

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution:

The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by Duke Capital Corporation are as follows:

      Securities and Exchange Commission Filing Fee................ $  347,500*
      Trustee Fees and Expenses....................................     50,000
      Listing Fees of New York Stock Exchange......................    200,000
      Printing Costs...............................................    165,000
      Legal Fees and Expenses......................................    185,000
      Accounting Fees..............................................     25,000
      Blue Sky Fees and Expenses...................................     23,000
      Rating Agency Fees...........................................    300,000
      Miscellaneous................................................      4,500
                                                                    ----------
        Total...................................................... $1,300,000
                                                                    ==========

     --------
     * Actual

Item 15. Indemnification of Directors and Officers.

Section 2 of Article X of the Restated Certificate of Incorporation of Duke Capital Corporation provides as follows:

"(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a 'proceeding'), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

"(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this
Section is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

"(c) Non-Exclusivity of Rights. The right of indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

"(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the

Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL."

Section 145 of the Delaware General Corporation Law gives corporations the power to indemnify officers and directors under certain circumstances.

Item 16. Exhibits.

 Exhibit
 Number
 -------
  1.1    -- Form of Underwriting Agreement relating to Senior Notes.
  1.2    -- Form of Underwriting Agreement relating to Junior Subordinated
            Notes.
  1.3    -- Form of Underwriting Agreement relating to Trust Preferred
            Securities.
  4.1*   -- Senior Indenture between Duke Capital Corporation and The Chase
            Manhattan Bank, as Trustee, dated as of April 1, 1998 (filed with
            Form S-3, File No. 333-71297, effective February 10, 1999, as
            Exhibit 4.1).
  4.2    -- Form of Supplemental Indenture to Senior Indenture to be used in connection with the issuance of Senior Notes.
  4.3*   -- Subordinated Indenture between Duke Capital Corporation and The
            Chase Manhattan Bank, as Trustee, dated as of April 1, 1998 (filed with Form S-3, File No. 333-71297, effective February 10, 1999, as
            Exhibit 4.3).
  4.4-A  -- Form of Supplemental Indenture to Subordinated Indenture to be used in connection with the issuance of Junior Subordinated Notes.
  4.4-B  -- Form of Supplemental Indenture to Subordinated Indenture to be used in connection with the issuance of Junior Subordinated Notes relating to Trust Preferred Securities.
  4.5-A* -- Certificate of Trust of Duke Capital Financing Trust IV (filed with
            Form S-3, File No. 333-71297, effective February 10, 1999, as
            Exhibit 4.5-B).
  4.5-B* -- Certificate of Trust of Duke Capital Financing Trust V (filed with
            Form S-3, File No. 333-71297, effective February 10, 1999, as
            Exhibit 4.5-C).
  4.5-C  -- Certificate of Trust of Duke Capital Financing Trust VI.
  4.6-A* -- Trust Agreement of Duke Capital Financing Trust IV (filed with Form
            S-3, File No. 333-71297, effective February 10, 1999, as Exhibit
            4.6-B).
  4.6-B* -- Trust Agreement of Duke Capital Financing Trust V (filed with Form
            S-3, File No. 333-71297, effective February 10, 1999, as Exhibit
            4.6-C).
  4.6-C  -- Trust Agreement of Duke Capital Financing Trust VI.
  4.7    -- Form of Amended and Restated Trust Agreement (Agreements for Duke
            Capital Financing Trust IV, Duke Capital Financing Trust V and Duke
            Capital Financing Trust VI will be substantially identical except for names and dates).
  4.8    -- Form of Trust Preferred Security for Duke Capital Financing Trust
            IV, Duke Capital Financing Trust V and Duke Capital Financing Trust
            VI (included in Exhibit 4.7 above).
  4.9    -- Form of Senior Note (included in Exhibit 4.2 above).
  4.10   -- Form of Junior Subordinated Note (included in Exhibits 4.4-A and
            4.4-B above).
  4.11   -- Form of Guarantee Agreement (Agreements for Duke Capital Financing
            Trust IV, Duke Capital Financing Trust V and Duke Capital Financing
            Trust VI will be substantially identical except for names and dates).
  4.12   -- Form of Agreement as to Expenses and Liabilities (included in
            Exhibit 4.7 above).
  5.1    -- Opinion of Dewey Ballantine LLP.
  5.2-A  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Capital
            Financing Trust IV.
  5.2-B  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Capital
            Financing Trust V.
  5.2-C  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Capital
            Financing Trust VI.
  8      -- Tax Opinion of Dewey Ballantine LLP.
 12      -- Computation of ratio of earnings to fixed charges.
 23.1    -- Consent of Deloitte & Touche LLP.
 23.2    -- Consent of KPMG LLP.
 23.3    -- Consent of Dewey Ballantine LLP (included in Exhibit 5.1 above).
 23.4    -- Consent of Dewey Ballantine LLP (included in Exhibit 8 above).
 23.5    -- Consent of Richards, Layton & Finger, P.A. (included in Exhibit
            5.2-A, 5.2-B and 5.2-C above).
 24.1    -- Power of Attorney of certain officers and directors of Duke Capital
            Corporation.

 Exhibit
 Number
 -------
 24.2    -- Resolution of Duke Capital Corporation re: Power of Attorney.
 25.1    -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Senior Indenture Trustee.
 25.2    -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Subordinated Indenture
            Trustee.
 25.3-A  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Capital Financing Trust IV.
 25.3-B  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Capital Financing Trust V.
 25.3-C  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Capital Financing Trust VI.
 25.4-A  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Capital Financing Trust IV.
 25.4-B  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Capital Financing Trust V.
 25.4-C  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Capital Financing Trust VI.

----------------
* previously filed

Item 17. Undertakings.

(a) Undertaking related to Rule 415 offering:

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Act, each filing of Duke Capital Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Undertaking related to acceleration of effectiveness:

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of each undersigned registrant pursuant to the indemnification provisions described in Item 15 above or in contractual arrangements pursuant thereto, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective:

(2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Duke Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 26th day of August, 1999.

                                                DUKE CAPITAL CORPORATION


                                                   By: R. B. Priory
                                                       President and Chief
                                                       Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following directors and officers of Duke Capital Corporation in the capacities and on the date indicated.

            Signature                            Title                       Date
            ---------                            -----                       ----
         Richard B. Priory           President and Chief              August 26, 1999
                                     Executive Officer (Principal
                                     Executive Officer)

         Richard J. Osborne          Vice President and               August 26, 1999
                                     Chief Financial Officer
                                     (Principal Financial
                                     Officer)

          Jeffery L. Boyer           Controller (Principal            August 26, 1999
                                     Accounting Officer)

           Fred J. Fowler
          Robert S. Lilien
         Richard J. Osborne          All of the Directors             August 26, 1999
         Harvey J. Padewer
         Richard B. Priory

Robert T. Lucas III, by signing his name hereto, does hereby sign this document on behalf of Duke Capital Corporation and on behalf of each of the above-named persons pursuant to a power of attorney duly executed by Duke Capital Corporation and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

                                                 /s/ Robert T. Lucas III
                                          -------------------------------------
                                                   Robert T. Lucas III
                                                    Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Duke Capital Financing Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 26th day of August, 1999.

                                          DUKE CAPITAL FINANCING TRUST IV

                                          By: Duke Capital Corporation,
                                              Depositor

                                                 /s/ Robert T. Lucas III
                                          By: _________________________________
                                                   Robert T. Lucas III
                                                   Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, Duke Capital Financing Trust V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 26th day of August, 1999.

                                          DUKE CAPITAL FINANCING TRUST V

                                          By: Duke Capital Corporation,
                                              Depositor

                                                 /s/ Robert T. Lucas III
                                          By: _________________________________
                                                   Robert T. Lucas III
                                                   Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, Duke Capital Financing Trust VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 26th day of August, 1999.

                                          DUKE CAPITAL FINANCING TRUST VI

                                          By: Duke Capital Corporation,
                                              Depositor

                                                 /s/ Robert T. Lucas III
                                          By: _________________________________
                                                   Robert T. Lucas III
                                                   Assistant Secretary

                                 Exhibit Index

 Exhibit
 Number
 -------
  1.1    -- Form of Underwriting Agreement relating to Senior Notes.
  1.2    -- Form of Underwriting Agreement relating to Junior Subordinated
            Notes.
  1.3    -- Form of Underwriting Agreement relating to Trust Preferred
            Securities.
  4.1*   -- Senior Indenture between Duke Capital Corporation and The Chase
            Manhattan Bank, as Trustee, dated as of April 1, 1998 (filed with
            Form S-3, File No. 333-71297, effective February 10, 1999, as
            Exhibit 4.1).
  4.2    -- Form of Supplemental Indenture to Senior Indenture to be used in connection with the issuance of Senior Notes.
  4.3*   -- Subordinated Indenture between Duke Capital Corporation and The
            Chase Manhattan Bank, as Trustee, dated as of April 1, 1998 (filed with Form S-3, File No. 333-71297, effective February 10, 1999, as
            Exhibit 4.3).
  4.4-A  -- Form of Supplemental Indenture to Subordinated Indenture to be used in connection with the issuance of Junior Subordinated Notes.
  4.4-B  -- Form of Supplemental Indenture to Subordinated Indenture to be used in connection with the issuance of Junior Subordinated Notes relating to Trust Preferred Securities.
  4.5-A* -- Certificate of Trust of Duke Capital Financing Trust IV (filed with
            Form S-3, File No. 333-71297, effective February 10, 1999, as
            Exhibit 4.5-B).
  4.5-B* -- Certificate of Trust of Duke Capital Financing Trust V (filed with
            Form S-3, File No. 333-71297, effective February 10, 1999, as
            Exhibit 4.5-C).
  4.5-C  -- Certificate of Trust of Duke Capital Financing Trust VI.
  4.6-A* -- Trust Agreement of Duke Capital Financing Trust IV (filed with Form
            S-3, File No. 333-71297, effective February 10, 1999, as Exhibit
            4.6-B).
  4.6-B* -- Trust Agreement of Duke Capital Financing Trust V (filed with Form
            S-3, File No. 333-71297, effective February 10, 1999, as Exhibit
            4.6-C).
  4.6-C  -- Trust Agreement of Duke Capital Financing Trust VI.
  4.7    -- Form of Amended and Restated Trust Agreement (Agreements for Duke
            Capital Financing Trust IV, Duke Capital Financing Trust V and Duke
            Capital Financing Trust VI will be substantially identical except for names and dates).
  4.8    -- Form of Trust Preferred Security for Duke Capital Financing Trust
            IV, Duke Capital Financing Trust V and Duke Capital Financing Trust
            VI (included in Exhibit 4.7 above).
  4.9    -- Form of Senior Note (included in Exhibit 4.2 above).
  4.10   -- Form of Junior Subordinated Note (included in Exhibits 4.4-A and
            4.4-B above).
  4.11   -- Form of Guarantee Agreement (Agreements for Duke Capital Financing
            Trust IV, Duke Capital Financing Trust V and Duke Capital Financing
            Trust VI will be substantially identical except for names and dates).
  4.12   -- Form of Agreement as to Expenses and Liabilities (included in
            Exhibit 4.7 above).
  5.1    -- Opinion of Dewey Ballantine LLP.
  5.2-A  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Capital
            Financing Trust IV.
  5.2-B  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Capital
            Financing Trust V.
  5.2-C  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Capital
            Financing Trust VI.
  8      -- Tax Opinion of Dewey Ballantine LLP.
 12      -- Computation of ratio of earnings to fixed charges.
 23.1    -- Consent of Deloitte & Touche LLP.
 23.2    -- Consent of KPMG LLP.
 23.3    -- Consent of Dewey Ballantine LLP (included in Exhibit 5.1 above).
 23.4    -- Consent of Dewey Ballantine LLP (included in Exhibit 8 above).
 23.5    -- Consent of Richards, Layton & Finger, P.A. (included in Exhibit
            5.2-A, 5.2-B and 5.2-C above).
 24.1    -- Power of Attorney of certain officers and directors of Duke Capital
            Corporation.
 24.2    -- Resolution of Duke Capital Corporation re: Power of Attorney.
 25.1    -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Senior Indenture Trustee.

 Exhibit
 Number
 -------
 25.2    -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Subordinated Indenture
            Trustee.
 25.3-A  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Capital Financing Trust IV.
 25.3-B  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Capital Financing Trust V.
 25.3-C  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Capital Financing Trust VI.
 25.4-A  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Capital Financing Trust IV.
 25.4-B  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Capital Financing Trust V.
 25.4-C  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Capital Financing Trust VI.

----------------
* previously filed